Exhibit 4.31

Execution Version

RECEIVABLES ASSIGNMENT AND SECURITY AGREEMENT

Dated as of September 21, 2010

by and between

AEGEAN MARINE PETROLEUM S.A.
as Borrower

and

DEUTSCHE BANK AG, NEW YORK BRANCH
as Lender

Execution Version

TABLE OF CONTENTS

Article 1. DEFINITIONS AND RELATED TERMS	1

Article 2. ADVANCES	15

Article 3. COLLATERAL	19

Section 3.01. Grant of Security Interest	19
Section 3.02. Delivery and Other Perfection	19
Section 3.03. Preservation of Rights	20
Section 3.04. Execution of Financing Statements	20
Section 3.05. Further Assurances	20
Section 3.06. Termination of Security Interest	20

Article 4. REPRESENTATIONS AND WARRANTIES	20

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Execution Version

Article 5. COVENANTS	27

Article 6. EVENTS OF DEFAULT	32

Section 6.01. Events of Default	32
Section 6.02. Remedies with Respect to Collateral	32

Article 7. CHANGE IN CIRCUMSTANCES; COMPENSATION	35

Section 7.01. Increased Cost and Reduced Return	35
Section 7.02. Substitute Basis	35

Article 8. CONDITIONS TO MAKING ADVANCES	26

Section 8.01. Conditions to Making Initial Advance	36
Section 8.02. Conditions to the Making of All Advances	38

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Execution Version

Article 9. MISCELLANEOUS	38

EXHIBIT A	FORM OF BORROWER'S COLLATERAL DISCLOSURE CERTIFICATE
EXHIBIT B	FORM OF BORROWING NOTICE
EXHIBIT C	FORM OF REMITTANCE REPORT
EXHIBIT D	FORM OF CLOSING CERTIFICATE AND OFFICER'S CERTIFICATE
EXHIBIT E	FORM OF GUARANTEE
EXHIBIT F	FORM OF NOTE
EXHIBIT G	FORM OF SUPPLEMENTAL ASSIGNMENT
EXHIBIT H	FORM OF IRREVOCABLE PAYMENT INSTRUCTION
EXHIBIT I	FORM OF CONTROL AGREEMENT
EXHIBIT I-1	FORM OF CONTROL AGREEMENT - DOLLAR COLLECTION ACCOUNT
EXHIBIT 1-2	FORM OF CONTROL AGREEMENT- EURO COLLECTION ACCOUNT
EXHIBIT J	FORM OF SERVICING AGREEMENT
EXHIBIT K	FORM OF COMPLIANCE CERTIFICATE

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RECEIVABLES ASSIGNMENT AND SECURITY AGREEMENT

THIS RECEIVABLES ASSIGNMENT AND SECURITY AGREEMENT is dated as of September 21, 2010, by and between AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in Liberia (the "Borrower"), and DEUTSCHE BANK AG, NEW YORK BRANCH, a German banking corporation, as lender (the "Lender").

The parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS AND RELATED TERMS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Account Debtor" means, with respect to an Account Receivable each Person who purchases Oil Products on credit under an Underlying Contract and who is obligated to make payments on such Account Receivable to the Borrower on the Underlying Contract pursuant to such Underlying Contract.

"Account Receivable" means the Borrower's right to the payment of money from an Account Debtor, arising out of the sale of Oil Products, excluding the right to payment of any interest or finance charges with respect thereto; provided that the parties hereto agree that each such right to payment evidenced by a separate, discrete invoice shall constitute a separate Account Receivable hereunder.

"Advance" means each extension of credit made by Lender to Borrower under this Agreement.

"Affiliate" of any relevant Person means (i) a Controlling Person; (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person; or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, five percent or more of the common stock or equivalent equity interests.

"Aggregate Advance" means, at any time of determination, the aggregate outstanding principal amount of all Advances.

"Agreement" means this Receivables Assignment and Security Agreement. "Applicable Margin" means 2.00% per annum.

"Assigned Receivable" means an Account Receivable that has been assigned and pledged to Lender pursuant to this Agreement, as evidenced by the inclusion of such Account Receivable in the calculation of the Borrowing Base in a Borrowing Notice and related Supplemental Assignment or in any Receivables Report; provided that an Account Receivable shall cease to be an Assigned Receivable immediately upon becoming a Discharged Receivable.

Execution Version

"Availability Period" means the period commencing on the Effective Date and terminating on the Program Termination Date.

"Books and Records" means, with respect to the Borrower's Accounts Receivable, all of the Borrower's books, records, computer tapes, programs, and ledger books arising from or relating to such Account Receivable.

"Borrower" is defined in the preamble to this Agreement.

"Borrower Collateral Disclosure Certificate" means that certain certificate, in substantially the form of Exhibit A dated as of the date hereof, executed and delivered by Borrower to Lender.

"Borrowing Base" means, at any time of determination, the lesser of (i) the Commitment, and (ii) the aggregate total Uncollected Value of Assigned Receivables (x) denominated and payable in Dollars times 90% and (y) denominated and payable in Euros times 80%. In no event shall the Uncollected Value of Assigned Receivables include Designated Receivables.

"Borrowing Base Deficit" means the outstanding principal amount of the Aggregate Advances shall exceed the Borrowing Base.

"Borrowing Date" means the Business Day following a Preparation Date.

"Borrowing Notice" means a notice in the form of Exhibit B attached hereto and made a part hereof.

"Business Day" means each day which is not a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, executive order, or governmental decree to be closed; provided, that with respect to determinations of interest rates, such day is also a day for trading by and between banks in Dollar deposits in London, England.

"Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt security convertible into or exchangeable for such interest.

"Change of Control": means, with respect to the Guarantor, at any time: (a) any "person" or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities

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Exchange Act of 1934) (i) who is not now a beneficial owner of the Guarantor becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power or ownership interest of the Capital Stock of the Guarantor; or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Guarantor; (b) during any period of 12 consecutive months, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Guarantor cease to be occupied by Persons who either (i) were members of the board of directors of the Guarantor on September 21, 2010, or (ii) were nominated for election by the board of directors of the Guarantor, a majority of whom were directors on September 21, 2010 or whose election or nomination for election was previously approved by a majority of such directors or directors elected in accordance with this sub-clause b(ii); or (c) the Borrower shall cease to be a direct Subsidiary of Aegean Marine Petroleum Network Inc.

"Change of Law" means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

"Closing Certificate and Officer's Certificate" has the meaning set forth in Section 8.01(d) and is attached hereto as Exhibit D.

"Closing Date" means September 21, 2010.

"Collateral" means the property in which Lender is granted by Borrower a security interest pursuant to Section 3.01 or elsewhere in the Program Documents.

"Collection Accounts" mean, collectively, the Dollar Collection Account and the Euro Collection Account.

"Collections" means, with respect to any Account Receivable (i) all collections and other proceeds received in respect of Accounts Receivable, together with all collections and other proceeds received in respect of the Related Rights and Property in the form of cash, checks, wire transfers or any other form of cash payment and (ii) any Deemed Collections with respect thereto. For the avoidance of doubt, "Collections" shall not include any interest or finance charges received from any Account Debtor in respect of any Underlying Contract or Account Receivable.

"Commitment" means the obligation of Lender to make Advances hereunder in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.

"Commitment Fee" means a fee payable by Borrower to Lender in arrears on the sixth Business Day of each calendar month in respect of the preceding Commitment Fee Accrual Period and on the Program Termination Date, in an amount equal to the product of (a) 0.45% per annum, times (b) the daily amounts of the Unused Commitment during the preceding Commitment Fee Accrual Period, times (c) the actual number of days in such Commitment Fee Accrual Period, divided by 360.

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"Commitment Fee Accrual Period" means (a) initially, the period beginning on the Closing Date and ending on the earlier to occur of (i) the Program Termination Date and (ii) the last Business Day of each month and (b) thereafter, each period beginning on the last Business Day of a calendar month and ending on the earlier of (i) the Program Termination Date and (ii) the last Business Day of the next following calendar month.

"Consolidated" or "Consolidated Basis" means with respect to any financial statements to be provided under or for the purposes of this Agreement and any other Program Document as defined by GAAP.

"Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Control Agreement" means each control agreement, substantially in the form of Exhibits I-1 and 1-2, entered into among the Borrower, the Lender and the bank with which the Dollar Collection Account and the Euro Collection Account, respectively, are maintained.

"Controlling Person" means with respect to any relevant Person, a Person that directly, or indirectly through one or more intermediaries, Controls the relevant Person.

"Current Assets" means the Consolidated cash, inventories, investments classified as "held for trading", investments classified as "available for sale", trade and other receivables realizable within one year, and prepaid expenses of any Person or specified group of Persons which are to be charged to income within one year.

"Current Liabilities" means the Consolidated liabilities of any Person or specified group of Persons falling due on demand or within one year (including the portion of Long-term Debt falling due within one year).

"Current Ratio" means the result obtained by dividing Current Assets (less prepaid expenses) by Current Liabilities.

"Deduction" means any credit, allowance, discount, rebate, setoff, counterclaim, adjustment, settlement, compromise, return, accord and satisfaction, accommodation, chargeback or forgiveness or similar items of any nature or type on, of, or relating to any Account Receivable or any Account Debtor, as applicable, in each case as reflected on the Books and Records.

"Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Designated Receivable" means any Account Receivable which (i) is cancelled or reduced as a result of any setoff in respect of any claim or dispute between an Account Debtor

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and Borrower regarding Borrower's performance of its obligations under the Underlying Contract or (ii) is unpaid more than 15 days past its Scheduled Maturity Date.

"Discharged Receivable" means any Account Receivable the principal amount of which was fully and finally paid by the Account Debtor.

"Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of shall have correlative meanings.

"Dollar Collection Account" means account no. 04-882-039, ABA: 021001033, SWIFT: BKTRUS33, CHIPS BANK: 0103, Ref: Aegean, maintained by the Lender in the name of the Borrower, with Deutsche Bank Trust Company Americas, or such other account established and maintained with Deutsche Bank AG, New York Branch or any Affiliate of the Lender, for receipt of payments relating to the Accounts Receivable denominated and payable in Dollars, and into which, among other items, all Collections on all such Assigned Receivables and all proceeds thereof will be deposited.

"Dollars" or "I" means dollars in lawful currency of the United States of

America.

"Effective Date" means the date on which each of the conditions precedent to closing and conditions precedent to the making of the initial Advance are satisfied, as determined by Lender.

"Eligible Obligor" means an Account Debtor specified on Schedule A which is not an Affiliate of Borrower and shall include such additional "Eligible Obligors" as may be added from time to time with the consent of Lender; provided that in the event that an Assigned Receivable is more than 15 days past due with respect to payment, or 45 days past due with respect to the invoice date, then the applicable Account Debtor shall cease to be an Eligible Obligor for 12 months from the date of the occurrence. Under no circumstances shall an Eligible Obligor include a purchaser from Cuba, Iran, North Korea, Sudan, Syria, Myanmar or any other country or person from time to time subject to trade, economic or other similar sanctions binding on financial institutions resident in the United States or Germany.

"Eligible Receivable" means the Accounts Receivable which satisfy, at any time of determination, each of the following criteria:

(a) is evidenced by a binding and enforceable Underlying Contract between Borrower and the Account Debtor;

(b) the right to payment of which has been fully earned by Borrower and requires no further performance on Borrower's part and is payable in the United States in U.S. Dollars or in Europe in Euros. Any Assigned Receivable denominated in Euros shall be converted into Dollars by the Administrative Agent for purposes of the calculation of the Borrowing Base and determination of utilization of the Commitment, at the spot rate of exchange of Deutsche Bank AG at 11:00 a.m. (New York time) on the date such Receivables became Assigned Receivables and on each Settlement Date and Preparation Date. The maximum

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amount of Receivables denominated and payable in Euros at any time outstanding shall not exceed €12,000,000;

(c) the Account Debtor related to such Account Receivable is an Eligible Obligor and such Account Receivable together with all other Accounts Receivable then outstanding of such Eligible Obligor does not exceed the Obligor Limits for such Eligible Obligor;

(d) arises out of a bona fide sale from Borrower to the Account Debtor related to such Account Receivable in a transaction occurring in the ordinary course of Borrower's business;

(e) is not subject to any disputes between Account Debtor and Borrower;

(f) is free from adverse claims and Liens, and has not been sold or pledged to any other Person other than Lender;

(g) for so long as an Account Receivable remains an Assigned Receivable, Borrower's ownership thereof and security interest therein will be perfected under the UCC and any other applicable law by Financing Statements filed in appropriate offices and will be subject to a first-priority, perfected security interest in favor of Lender;

(h) the Account Debtor of such Account Receivable has been directed to make all payments to the Dollar Collection Account or the Euro Collection Account, as the case may be, pursuant to the Irrevocable Payment Instruction;

(i) which according to the Underlying Contract, is unconditionally due and owing either at such time or on the Scheduled Maturity Date;

(j) with respect to any Account Receivable that became an Assigned Receivable on the Closing Date, the Oil Products were provided by Borrower prior to the Closing Date; provided that such Accounts Receivable are not past due and Borrower does not know of any factor which could reasonably be expected to result in failure by an Account Debtor to make a payment with regard to such Accounts Receivable as stipulated in the Underlying Contract.

"Euros" means the currency introduced on January 1, 1999 pursuant to the treaty establishing the European Union.

"Euro Collection Account" means account no. 175389600, IBAN: DE25500700100175389600, Branch No.: 100, Sort code: 50070010, BIC/ SWIFT: DEUTDEFFXXX, Account holder: Aegean Marine Petroleum S.A., maintained with Deutsche Bank AG, Frankfurt, or such other account established and maintained with Deutsche Bank AG, Frankfurt or any Affiliate of the Lender, for receipt of payments relating to the Accounts Receivable denominated and payable in Euros, and into which, among other items, all Collections on all such Assigned Receivables and all proceeds thereof will be deposited.

"Event of Default" has the meaning set forth in Section 6.01.

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"Facility" means the credit facility granted to Borrower pursuant to this
Agreement.

"Final Payment Date" means the date which is 45 days after the Program Termination Date; provided that, if such date is not a Business Day, then the Final Payment Date shall be the immediately following Business Day.

"Financial Debt": as to any Person: (i) any indebtedness of such Person for or in respect of borrowed money or the deferred purchase price of goods and services; (ii) the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by such Person; (iii) non-contingent obligations of such Person to reimburse any other Person for amounts paid by that Person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the account of such Person with respect to trade accounts incurred and payable in the ordinary course of business to trade creditors of such Person within ninety (90) days of the date they are incurred and which are not overdue); (iv) the amount of any obligation of such Person in respect of any Capital Lease Obligation; (v) amounts raised by such Person under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing under accounting standards; (vi) the amount of the obligations of such Person under derivative transactions entered into in connection with the protection against or benefit from fluctuation in any rate or price (but only the net amount owing by such Person after marking the relevant derivative transactions to market); (vii) any premium payable by such Person on a mandatory redemption or replacement of any of the foregoing items; (viii) all indebtedness of the types described in the foregoing items secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person; (ix) all obligations of such Person to pay a specified purchase price for goods and services, whether or not delivered or accepted (i.e., take or pay or similar obligations); (x) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, any obligation under a "synthetic lease" or any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person; and (xi) the amount of any obligation in respect of any guarantee or indemnity given by such Person for any of the foregoing items incurred by any other Person.

"Financing Statement" means any financing statement (as such term is used in the UCC) and any other statement or document which is filed in a public record for the purpose of giving notice of, or perfecting, a Lien, and amendments thereto (including, without limitation, any amendments effecting any assignment of any financing statement from one Person to another).

"Fiscal Year" means any fiscal year of Borrower.

"GAAP" means generally accepted accounting principles in the United States of America applied on a consistent basis.

Execution Version

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

"Greece": the Hellenic Republic of Greece.

"Group Members": the collective reference to the Borrower, the Guarantor and their respective Consolidated Subsidiaries.

"Guarantee" means the guarantee made by the Guarantor in favor of the Borrower substantially in the form of Exhibit E hereto.

"Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Financial Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

"Guarantor" means Aegean Marine Petroleum Network Inc., a company incorporated in the Marshall Islands.

"Included Taxes": as defined in Section 9.04(a).

"Insolvency Proceeding": (a) any case, action or proceeding before any court of any Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the

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benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; and, in the case of clause (a) or (b), undertaken under U.S. Federal, state or foreign law, including the U.S. Federal Bankruptcy Code.

"Instruments": as defined in the Uniform Commercial Code.

"Interest Rate" means the LIBOR Rate plus the Applicable Margin.

"Interest Settlement Date" means the sixth Business Day of each calendar month.

"Irrevocable Payment Instruction": each Irrevocable Payment Instruction, substantially in the form of Exhibit H, included by the Borrower in the relevant invoice to the relevant Eligible Buyer in respect of Assigned Receivables, providing for payment of such Assigned Receivables to the Dollar Collection Account or the Euro Collection Account, as the case may be.

"Lender" has the meaning given to such term in the preamble to this Agreement. "Liberia": the Republic of Liberia.

"LIBOR Rate" means, for each date of determination hereunder, the rate that appears on the Reuters British Bankers Assoc. Interest Settlement Rates Page (the display designated as LIBOR Page 01 on the Reuters Service or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), as determined by the Lender, based in each case on the overnight rate at approximately 11:00 a.m. London, England time on such day of determination. If any date of determination hereunder is not a Business Day in London, England, the applicable LIBOR Rate shall be the rate determined for the next preceding Business Day in London, England.

"Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, assignment by way of security, deposit arrangement, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.

"Long-term Debt" means Financial Debt whose final maturity falls due more than one year after the date it is incurred (including the current maturities thereof).

"Losses" means any liability, damage, costs and expenses, including, without limitation, any out-of-pocket attorneys' fees, disbursements and court costs, in each case reasonably incurred by a Person, as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement or any other Program Document;

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provided, however, that "Losses" shall not include any losses based on claims for benefit-of-the bargain, lost opportunity costs or similar claims.

"Margin Stock" means "margin stock" as defined in Regulations T, U or X of the United States of America's Federal Reserve Board.

"Marshall Islands": the Republic of the Marshall Islands.

"Material Adverse Effect" means a material adverse change in any of (a) the rights and remedies of Lender under the Program Documents, Lender's security interest and Lien against the Collateral, the ability of Borrower or the Guarantor to perform its respective obligations with respect to the Obligations or under the Program Documents to which it is a party, as applicable, (b) the business, assets, property, operations or condition (financial or otherwise) of the Borrower, the Guarantor or the Group Members taken as a whole, or (c) the legality, validity or enforceability of any Program Agreement.

"Note" means the promissory note substantially in the form attached hereto as Exhibit F, made by Borrower and payable to the Lender with a face amount equal to the initial Commitment, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

"Obligations" means all indebtedness, including Financial Debt, liabilities, covenants, duties and other obligations of Borrower to the Lender included or arising from time to time under this Agreement or any other Program Document, whether evidenced by any note or other writing, including, without limitation, principal, interest, fees, costs, attorneys' fees, and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

"Obligor Adverse Change": with respect to any Eligible Obligor, any event or circumstance (when taken alone or together with any previous event or circumstance) which, in the good faith opinion of the Lender, represents an adverse change in the financial condition, assets or business of such Eligible Obligor that could be reasonably expected to affect materially and adversely the ability of such Eligible Obligor to perform its obligations under the Accounts Receivable of such Eligible Obligor or otherwise adversely affects the creditworthiness of such Eligible Obligor.

"Obligor Limits": the specified limit on the aggregate stated net amount payable (net of credit memos) of Assigned Receivables of any Eligible Obligor that may be outstanding at any time hereunder, as set forth on Schedule B. The Obligor Limits in respect of any Eligible Obligor are subject to reduction or cancellation by the Lender in the event of an Obligor Adverse Change, any such reduction or cancellation to be notified by the Lender to the Borrower and the Servicer promptly in writing (it being understood that any such reduction or cancellation shall not apply to Assigned Receivables that have been assigned prior to the date of such reduction or cancellation). Certain Eligible Obligors have limits established in Euros as specified on Schedule B.

Execution Version

"Oil Products" means oil bunkering products and lubricants used in the maritime industry.

"Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Program Document.

"Payment Account" means (i) initially, Deutsche Bank Trust Company Americas New York ABA# 021001033 FFC: Deutsche Bank NY Loan Operations A/C: 60200119 Ref: Aegean Attn: Joe Cusmai, or (ii) such other account in the United States established by the Lender to which funds remitted from the Dollar Collection Account and the Euro Collection Account, as the case may be, shall be paid, as notified in writing to Borrower.

"Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

"Policies and Procedures" has the meaning given such term in Section 2.01 of the Servicing Agreement.

"Post-Default Rate": in the case of any overdue principal of any Advance, a rate per annum equal to the sum of 2% per annum plus the Applicable Margin plus the LIBOR Rate and, in the case of any other overdue amount, a rate per annum equal to the sum of 2% per annum plus the Applicable Margin plus the rate determined by the Lender from time to time to be the cost of funding such overdue amount on an overnight basis from the date of such nonpayment until such amount is paid in full (as well after as before judgment).

"Preparation Date" means each date on which Borrower presents a Borrowing Notice pursuant to Section 2.02.

"Program Agreements" means each of this Agreement and the Servicing Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

"Program Documents" means each Program Agreement, the Guarantee, each Control Agreement, the Financing Statements, each Remittance Report, each Receivables Report, each Borrowing Notice, each Supplemental Assignment, Borrower Collateral Disclosure Certificate, and all other agreements, documents, or instruments entered into in connection with any of the foregoing as the same may be amended, restated, supplemented, or otherwise modified from time to time.

"Program Termination Date" means the earlier of (a) the first anniversary of the Effective Date and (ii) the date on which the Commitment is terminated in accordance with Section 2.06.

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"Public Accountants" means Deloitte Hadjipavlou Sofianos & Cambanis S.A. or other nationally recognized independent registered public accounting firm acceptable to the Lender.

"Receivables Report" has the meaning given such term in the Servicing
Agreement.

"Related Rights and Property" means, with respect to an Account Receivable and in each case whether now existing or hereafter acquired or arising, (a) all of the Borrower's Books and Records relating to such Account Receivable; (b) all of the Borrower's rights in and to (but not its obligations under) the Underlying Contract; (c) all accounts, instruments, general intangibles, documents, chattel paper, and letter of credit rights related to such Account Receivable; (d) all of the Collections or payments received and all of the Borrower's rights to receive payment and Collections on such Account Receivable; (f) all of the Borrower's rights as an unpaid lienor or vendor of such goods; (g) all of the Borrower's rights of stoppage in transit, replevin, and reclamation relating to such goods or Account Receivable; (h) all of the Borrower's rights in and to all security for such goods or the payment of such Account Receivable and guaranties thereof; (i) any collections or casualty insurance proceeds or proceeds from any trade receivables or other insurance collected or paid on account of such Account Receivable or any of the foregoing; and (j) all of the Borrower's rights against third parties with respect thereto; but excluding any right to payment of interest or finance charges with respect to any Account Receivable.

"Remittance Period" means each period commencing on, and including, a Settlement Date and ending on, but excluding the next occurring Settlement Date; provided that the initial Remittance Period shall commence on and include the Effective Date and end on, but exclude, the next occurring Settlement Date and the last Settlement Period shall end on and include the Program Termination Date.

"Remittance Report" means a report substantially in the form of Exhibit C and has the meaning given such term in the Servicing Agreement.

"Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer": as to any Person, the chief executive officer, president, chief financial officer or any other duly authorized officer or attorney-in-fact of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person, and as to the Lender, any officer of the Lender with direct responsibility for the administration of this Agreement.

"Restricted Payments": with respect to any Person, the: (i) declaration or payment of a dividend, distribution or return of any equity capital to its stockholders, partners or members or authorization or making of any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members in

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their capacity as such; or (ii) redemption, retirement, purchase or other acquisition of, or permitting of any Subsidiary to redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its Capital Stock outstanding on or after the date of this Agreement (or any options or warrants issued by such Person with respect to its Capital Stock), or setting aside of any funds for any of the foregoing purposes; or (iii) making of any payment of any kind on or in respect of Financial Debt held by any Affiliate of such Person. Without limiting the foregoing, "Restricted Payments" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

"Scheduled Maturity Date" means, with respect to any Account Receivable, the scheduled due date for payment of such Account Receivable as stipulated in the Underlying Contract, which shall not be greater than 30 days after invoice date.

"Servicer" means Aegean Marine Petroleum S.A. as initial Servicer, or any successor servicer selected as provided in the Program Documents.

"Servicer Obligations" means all indebtedness, liabilities, covenants, duties and other obligations of the Servicer to the Lender included or arising from time to time under the Servicing Agreement or any other Program Document, including, without limitation, Section 3.02 of the Servicing Agreement, and such other fees, costs, attorneys' fees, and indemnification amounts, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several thereunder.

"Services" has the meaning given such term in Section 2.01 of the Servicing
Agreement.

"Servicing Agreement" means the Servicing Agreement, substantially in the form of Exhibit J, dated as of even date herewith between Servicer and Lender, as amended, restated, supplemented or otherwise modified from time to time.

"Servicing Agreement Termination Event" has the meaning given such term in Section 4.01(c) of the Servicing Agreement.

"Settlement Date" means each Business Day commencing on the date hereof until termination of this Agreement on which the Borrower completes the procedures contemplated by Section 2.08 hereof; provided, however, that there must be a least one Settlement Date during each week during the term hereof; and provided further, that each Borrowing Date must also be a Settlement Date.

"Standard Terms" means, with respect to any Account Debtor, the terms and conditions related to Borrower's selling and delivery of its Oil Products to such Account Debtor.

"Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

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"Supplemental Assignment": each Supplemental Assignment Agreement from the Borrower to the Lender, substantially in the form of Exhibit G, pursuant to which the Borrower assigns to the Lender specific Accounts Receivable and subjects them to the Lien of the Lender hereunder.

"UCC" means Article 9 of the Uniform Commercial Code in any applicable jurisdiction.

"Uncollected Value" means, with respect to an Account Receivable, the outstanding principal amount of such Account Receivable, after giving effect to any payments which have been made on the principal portion of such Account Receivable, less any Deductions or other downward adjustments of the principal amount of such Account Receivable reflected in the Books and Records of Borrower; provided that for the avoidance of doubt, the Uncollected Value of any Account Receivable shall not include any unaccrued, accrued, paid, or unpaid interest, or other extraneous costs and expenses relating to such Account Receivable.

"Underlying Contract" means, with respect to any Account Receivable, the contract or agreement which gave rise to such Account Receivable, but only to the extent such contract or agreement relates to such Account Receivable. The Underlying Contract of an Eligible Receivable shall comprise the following elements: (a) the bunkering confirmation issued by the Borrower to the relevant Account Debtor together with a copy of the Account Debtor's confirmation of such bunkering confirmation, together evidencing the contract entered into between the Borrower and the Account Debtor and complying with the following requirements: (i) such bunkering confirmation when read together with the relevant Account Debtor's confirmation shall include, whether expressly or by incorporation, all the terms of such contract between the Borrower and the Account Debtor; and (ii) such bunkering confirmation when read together with the Account Debtor's confirmation shall refer to and incorporate the Borrower's standard terms and conditions; and (b) a copy of the receipt for the oil bunkers and/or lubricants supplied (as relevant) complying with the following requirements: such receipt shall have been duly signed by the master or chief engineer on behalf of the vessel to which the Borrower has supplied such oil bunkers and/or lubricants (as relevant) as evidence of the relevant Account Debtor's irrevocable payment obligations, free from any rights of set-off or other deduction; and (c) a carbon copy of the relevant invoice issued to the relevant Account Debtor, complying with the following requirements: (i) in the case of oil bunkering invoices, such invoice shall have a payment tenor of no more than 30 days as of the date of the relevant receipt; and (ii) in the case of lubricant sales invoices, such invoice shall have a payment tenor of no more than 60 days as of the date of the relevant receipt.

"Unused Commitment" means, at the time of determination, the amount, if any, by which the Commitment exceeds the outstanding Advances.

Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Public Accountants or otherwise

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required by a change in GAAP) with the most recent audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Lender.

Section 1.03. References. Unless otherwise indicated, references in this Agreement to "articles," "exhibits," "schedules," "sections," and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

Section 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Program Documents, unless otherwise defined therein or unless the context shall require otherwise. The terms "accounts," "chattel paper," "instruments," "general intangibles," "inventory," "equipment," and "fixtures," as and when used herein and in the other Program Documents, shall have the same meanings given such terms under the UCC.

Section 1.05. Terminology. The terms "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Program Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in New York, New York, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue," be "continuing," or "in existence" until such Event of Default has been waived in writing by Lender or cured. Whenever the phrase "to the best of Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used herein, such phrase shall mean and refer to the actual knowledge of a Responsible Officer of Borrower. All references to "acceptable" or "satisfactory" shall, unless expressly provided otherwise, be deemed to mean "reasonably acceptable" or "reasonably satisfactory." All calculations of money values shall be in Dollars, all Advances made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. To the extent any party hereto shall have the right to consent to the taking of any action hereunder, such consent shall not be unreasonably withheld or delayed (unless otherwise specifically indicated).

ARTICLE 2.
ADVANCES

Section 2.01. Commitment to Make Advances. Lender agrees, on the terms and subject to the conditions set forth herein, on each Borrowing Date during the Availability Period

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to make Advances to Borrower; provided, that, immediately after each such Advance is made, the Aggregate Advances will not exceed the lesser of the Commitment and the Borrowing Base. Lender shall have no obligation to make any Advance in an amount less than the lesser of (a) $1,000,000 and (b) the relevant Unused Commitment.

Section 2.02. Method of Borrowing. No later than 2:00 p.m. (New York time) on any Preparation Date, Borrower may present a Borrowing Notice (together with a Supplemental Assignment) to Lender. Lender will confirm the eligibility of the Accounts Receivable detailed in the Borrowing Notice not later than 10:00 a.m. (New York time) on the relevant Borrowing Date. Not later than 12:00 p.m. (New York time), on the relevant Borrowing Date, Lender shall make available to Borrower an amount in immediately available funds in Dollars equal to the relevant Advance by credit to the account of Borrower with the aggregate of the amount of the Advances.

Section 2.03. Final Payment of Aggregate Advances. All of the Obligations shall mature, and the principal amount thereof will be due and payable, on the Final Payment Date, unless the Obligations become due and payable prior thereto by reason of the provisions of this Agreement.

Section 2.04. Interest Rate.

(a) The Aggregate Advances outstanding from time to time shall bear interest until paid at a rate of interest per annum equal to the applicable Interest Rate. Interest shall be calculated on an assumed year of 360 days for the actual number of days elapsed. Accrued but unpaid interest shall be due and payable, in arrears, on each Interest Settlement Date other than the initial Interest Settlement Date. In no event may the applicable Interest Rate, or the amount of interest paid on the Aggregate Advances, exceed the maximum rate of interest permitted by law. Accrued interest shall be invoiced in arrears by the Lender on the third Business Day of each month.

(b) After the occurrence and during the continuance of an Event of Default, the Aggregate Advances shall bear interest at the Post-Default Rate from the date of such Event of Default, which date shall be deemed to be the date on which such Event of Default occurred and not the date such Event of Default is discovered or otherwise made known to any Person.

Section 2.05. Fees. Borrower shall pay to the Lender (i) on a monthly basis in arrears on the seventh Business Day after the end of the respective month, the Commitment Fee, and (ii) such other fees as are agreed separately in the fee letter between the Borrower and the Lender of even date herewith when due (the "Fee Letter"). Borrower shall pay, or cause to be paid, all other payments, fees, charges, indemnities and expenses required to be paid to Lender, Servicer and any other Person to whom such payments, fees, charges, indemnities and expenses are payable by Borrower in accordance with the Program Documents.

Section 2.06. Termination of Commitment.

(a) Lender may terminate the Commitment following the occurrence and continuation of an Event of Default described in Section 6 hereof; provided, however, such

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termination shall not in any way affect or relieve the liability of Borrower to pay all of the Obligations.

(b) The Commitment shall terminate in full no later than the Program Termination Date.

Section 2.07. Repayment of the Aggregate Advances.

(a) Before the Final Payment Date, Borrower shall have no obligation to repay any principal amount of the Aggregate Advances, except as otherwise provided herein.

(b) If on any Borrowing Date or Settlement Date the Aggregate Advances exceed the Borrowing Base, Borrower shall repay to Lender such amounts which are necessary so that the Aggregate Advances, after giving effect to such payment, shall not exceed the applicable Borrowing Base.

(c) On any Settlement Date, Borrower may, in its discretion, make a voluntary prepayment, in whole or in part, of the Aggregate Advances, together with interest accrued thereon through the date of such prepayment. Borrower shall deposit funds in the amount of such desired prepayment to the Payment Account and the Lender shall apply such funds as directed by the Borrower.

Section 2.08. Settlement Procedures.

(a) Except as set forth in Section 2.08(b), on each Settlement Date, Collections on Assigned Receivables received during the preceding Remittance Period shall be withdrawn from the Dollar Collection Account (and as necessary, the Euro Collection Account after conversion to Dollars at the spot rate of exchange of Deutsche Bank AG in effect on the date of such withdrawal and application) and applied by Servicer in the following order (and in no other order without Lender's prior written consent until the amounts due and payable in each category are fully paid): (i) if such Settlement Date is an Interest Settlement Date, first, to the Payment Account, an amount equal to the interest accrued on the Advances through and including the preceding Business Day; (ii) second, an amount equal to any Borrowing Base Deficit (calculated before giving effect to the amount of the Advance (if any) being made on such Settlement Date (if such Settlement Date is also a Borrowing Date)) shall be paid to the Payment Account and applied by Lender to reduce the Aggregate Advances; and (iii) third, to Borrower, any remaining funds. Notwithstanding clause third of the preceding sentence, Collections on deposit in the Dollar Collection Account and the Euro Collection Account on any Settlement Date that are payable pursuant to clause third may be netted and set-off by the Servicer against the Advance, if any, to be made on such Settlement Date. Any amounts applied by Servicer pursuant to the preceding sentence to satisfy Lender's obligation to make new Advances on any Settlement Date shall be deemed to have been paid to Lender in reduction on the outstanding principal amount of the Advances on such Settlement Date.

(b) At all times after the Program Termination Date, on each Settlement Date all Collections on Assigned Receivables shall be withdrawn from the Dollar Collection Account (and as necessary, the Euro Collection Account after conversion to Dollars at the spot rate of exchange of Deutsche Bank AG in effect on the date of such withdrawal and application) and

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applied by Servicer in the following order (and in no other order without Lender's prior written consent until all amounts due and payable within each category are fully paid): (i) first, to the Lender to pay the amount of any fees and expenses (including but not limited to fees and expenses of its counsel) that have not been paid or reimbursed to Lender that are payable by Borrower in accordance with the terms of this Agreement or the other Program Documents, together with any interest accrued thereon; (ii) second, to the Lender for any indemnities owed by Borrower to Lender under this Agreement or the other Program Documents; (iii) third, to Lender to pay the Lender any fees due and payable by Borrower and arising under this Agreement or any other Program Document; (iv) fourth, to Lender in payment of accrued interest accrued in respect of the Aggregate Advances through and including the preceding Business Day; (v) fifth, to Lender in payment of the principal of the Aggregate Advances; and (vi) sixth, to Borrower.

Section 2.09. General Provisions Regarding Payments. All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m. (New York time) on the due date thereof to the Payment Account, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

Section 2.10. Collection Accounts. Borrower shall establish and, until the Program Termination Date, continuously maintain, the Dollar Collection Account and the Euro Collection Account into which the Servicer and/or Borrower shall cause all Account Debtors of the Assigned Receivables to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment on or collection of the Assigned Receivables or the proceeds of the Assigned Receivables, it being understood that the Borrower (directly or through the Servicer) shall instruct all Account Debtors that pay by wire transfers of funds, automated clearing house ("ACH") entries, credits from merchant card transactions and other electronic funds transfers to make such payments directly to the Dollar Collection Account or the Euro Collection Account, as the case may be. In the event any items of payment on any Assigned Receivables are inadvertently received by Borrower or any other Person, whether or not in accordance with the terms of this Agreement or any other Program Document, Borrower or such other Person shall be deemed to hold the same in trust for the benefit of Lender and shall promptly deposit such items of payment in the Dollar Collection Account or the Euro Collection Account, as the case may be, without setoff, counterclaim, or other deduction.

Section 2.11. Designation of New Eligible Obligors. If Borrower wishes to designate a new Account Debtor as an Eligible Obligor (a "New Eligible Obligor"), it shall first notify Lender of the designation of such customer as a New Eligible Obligor. Subject to (i) the prior written consent of the Lender to the addition of such New Eligible Obligor, (ii) determination of the applicable Obligor Limits for such New Eligible Obligor by the Lender, and (iii) any necessary amendment to this Agreement, such customer shall be deemed to be an Eligible Obligor for all purposes of this Agreement and the other Program Documents. Borrower will use its reasonable commercial efforts to provide such information concerning the

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New Eligible Obligors and their contractual relations with Borrower as the Lender may reasonably request.

ARTICLE 3.
COLLATERAL

Section 3.01. Grant of Security Interest. As security for the payment of all Obligations, Borrower hereby grants to Lender a security interest in and to all of the Assigned Receivables and the Related Rights and Property with respect to the Assigned Receivables, the Dollar Collection Account, the Euro Collection Account, and all products and/or proceeds of any and all of the foregoing, and the proceeds of such proceeds. The Lender agrees that the security interest of the Lender in any funds distributed to the Borrower pursuant to Section 2.08(a)(iii) or 2.08(b)(vi) shall be automatically released.

Section 3.02. Delivery and Other Perfection. The Borrower shall:

(a) deliver to the Lender any and all Instruments, and any and all certificated securities, instruments and chattel paper (as each such term is defined in the Uniform Commercial Code) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting any amounts in (or any investments of amounts in) the Dollar Collection Account or the Euro Collection Account, as the case may be, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may reasonably request, to be held as Collateral pursuant to this Agreement;

(b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Lender) to create, preserve, perfect or validate any portion of the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(c) keep full and accurate books and records relating to the Collateral, and take such other actions as the Lender may reasonably require in order to reflect the security interests granted by this Agreement;

(d) permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward copies of any notices or communications received by the Borrower with respect to the Collateral, all in such manner as the Lender may require; provided that such inspection and other actions shall not interfere with or otherwise interrupt the operations of the Borrower;

(e) at any time following the occurrence and during the continuation of an Event of Default, upon request of the Lender, promptly notify (and the Borrower hereby authorizes the Lender so to notify) each Eligible Obligor in respect of any Related Rights and Property that such Collateral has been assigned to the Lender hereunder; and

(f) execute and deliver Irrevocable Payment Instructions to each proposed Eligible Obligor in the invoice relating to the Assigned Receivables.

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Section 3.03. Preservation of Rights. The Borrower shall defend the Collateral against all Liens and demands of all Persons at any time claiming the same or any interest therein adverse to the Lender. The Borrower will advise the Lender promptly in reasonable detail of (a) any Lien (other than the security interests under this Agreement and the other Program Documents) on any of the Collateral that would adversely affect the ability of the Lender to exercise any of its remedies hereunder or under the Program Documents and (b) the occurrence of any other event that could reasonably be expected to have an adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

Section 3.04. Execution of Financing Statements. Pursuant to the Uniform Commercial Code and any other applicable law, the Borrower authorizes the Lender to use counsel to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Lender determines appropriate to perfect the security interest under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 3.05. Further Assurances. Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender or its assignee any instrument, agreement, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, Financing Statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender or its assignee to carry out the terms of this Agreement or any of the other Program Documents and to perfect its and its assignee's security interest or intended security interest in and facilitate the collection of the Collateral by Servicer, the proceeds thereof, and any other property at any time constituting security or intended to constitute security to Lender. Borrower shall perform or cause to be performed such acts as Lender or its assignee may request to establish and maintain for Lender and its assignee a valid and perfected security interest in the Collateral, free and clear of any Liens.

Section 3.06. Termination of Security Interest. Lender agrees that it shall, upon the full and final payment and performance of all Obligations (other than contingent and indemnification Obligations not then due and payable) and the termination of the Commitment, at Borrower's cost and expense (which shall be reasonably incurred) and at the Borrower's written direction, execute and deliver such documents, agreements, or instruments delivered to it by Borrower for execution which are necessary to terminate and release all Liens on the Collateral arising pursuant to the Program Documents.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 4.01. Financial Condition. The audited Consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as at December 31, 2009, and the related statements of income and of cash flows of the Guarantor for the fiscal years ended on such dates, contained in its Annual Report on Form 20-F filed with the SEC on April 1, 2010, present fairly in all material respects the consolidated financial condition of the Guarantor and its Consolidated

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Subsidiaries as at such date, and the Guarantor's Consolidated results of operations and cash flows for the respective fiscal years then ended. The unaudited Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at March 31, 2010, and the related statements of income and cash flows of the Guarantor for the fiscal quarter ended on such date, contained in its Quarterly Report on Form 6-K filed with the SEC on May 17, 2010, present fairly in all material respects the consolidated financial condition of the Guarantor and its Consolidated Subsidiaries as at such date, and the Guarantor's Consolidated results of operations and cash flows for the respective fiscal quarter then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Guarantor's accountants and disclosed therein and subject to normal year-end adjustments in the case of unaudited financial statements). No Group Member has any material Guarantee Obligations, material contingent liabilities or material liabilities for taxes, or any long term leases or unusual forward or long term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the audited financial statements referred to in this paragraph. During the period from December 31, 2009, to and including the date hereof, there has been no Disposition by any Group Member of any material part of its business or property that could reasonably be expected to result in a Material Adverse Effect. Since December 31, 2009, there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.02. Entity Existence and Power. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.03. Entity and Governmental Authorization; No Contravention. Each of the Borrower and the Guarantor has the power and authority, and the legal right, to make, deliver and perform the Program Documents to which it is a party and to obtain extensions of credit hereunder. Each of the Borrower and the Guarantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Program Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Program Documents, except consents, authorizations, filings and notices described in Schedule 4.03, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Program Document to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower. Each Program Document to which the Guarantor is a party has been duly executed and delivered on behalf of the Guarantor. This Agreement constitutes, and each other Program Document to

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which the Borrower is a party upon execution and delivery thereof will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). This Agreement constitutes, and each other Program Document to which the Guarantor is a party upon execution and delivery thereof will constitute, legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.04. No Legal Bar. The execution, delivery and performance of this Agreement and the other Program Documents, the borrowings hereunder and the use of the proceeds thereof will not violate the organizational documents of any Group Member, will not violate in any respect material to the rights and interests of the Lender, any Requirement of Law or, except as previously disclosed in writing by the Borrower to the Lender, any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Program Documents).

Section 4.05. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Program Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 4.06. No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing and the Borrower has no knowledge of any event which could reasonably be expected to become a Default or Event of Default.

Section 4.07. Ownership of Property; Liens. Each Group Member has good and marketable title to, or a valid leasehold interest in, all its real property necessary for the conduct of its business, and good title to, or a valid leasehold interest in, all its other property necessary for the conduct of its business.

Section 4.08. Taxes. (a) Each Group Member has filed or caused to be filed all material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the

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knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge that in any case would reasonably be expected to have a Material Adverse Effect.

(b) There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Liberia, the Marshall Islands or Greece or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any other Program Document outside of such jurisdictions or (ii) on any payment to be made by the Borrower or the Guarantor pursuant to this Agreement or any other Program Document. The Borrower and the Guarantor each is permitted to make all payments pursuant to this Agreement and the other Program Documents free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Liberia, the Marshall Islands and Greece and any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Lender will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Liberia, Marshall Islands, Greece or any political subdivision or taxing authority thereof or therein.

Section 4.09. Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X of the Federal Reserve Board.

Section 4.10. Good Title; Perfection. Borrower is the legal and beneficial owner of the Assigned Receivables and their Related Rights and Property, free and clear of any Lien. There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's ownership in each Assigned Receivable and their Related Rights and Property (to the extent such Related Rights and Property may be perfected by the filing of Financing Statements under the UCC or such comparable law).

Section 4.11. Compliance with Laws. Borrower is in compliance with all applicable laws, regulations and similar requirements of Governmental Authorities, except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and could not reasonably be expected to cause a Material Adverse Effect.

Section 4.12. Investment Company Act. The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the U.S. Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Federal Reserve Board) that limits its ability to incur Financial Debt.

Section 4.13. Other Legal Matters. (a) Under the laws of Liberia, the Marshall Islands and Greece, the choice of New York law in the Program Documents is a valid choice of law, and the Borrower's and the Guarantor's submission to jurisdiction and consent to service of process, in each case, in New York, and waiver of objection to venue, in each case as set forth in

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the Program Documents, is effective. The Lender is entitled to sue as plaintiff in the courts of Liberia, the Marshall Islands and Greece for the enforcement of its rights against the Borrower and the Guarantor; such access to the courts of Liberia, the Marshall Islands and Greece will not be subject to any conditions that are not applicable to residents of such jurisdictions or companies incorporated under the laws of such jurisdictions; and, suing as plaintiff in the courts of Liberia, the Marshall Islands and Greece does not itself constitute sufficient connection with the any of such jurisdictions to subject any such plaintiff to taxation in the respective jurisdiction. Each of the Program Documents is in proper legal form under the laws of Liberia, the Marshall Islands and Greece, as the case may be, for the enforcement thereof against the Borrower and the Guarantor under such law, and if each were stated to be governed by such law, it would constitute a legal, valid and binding obligation thereof under such law, enforceable in accordance with its terms.

(b)  The payment obligations of the Borrower hereunder and under the Note are and will at all times be unconditional general obligations of the Borrower, and rank and will at all times rank at least pari passu with all other present and future unsubordinated Financial Debt of the Borrower. The payment obligations of the Guarantor under the Guarantee are and will at all times be unconditional general obligations of the Guarantor, and rank and will at all times rank at least pari passu with all other present and future unsubordinated Financial Debt of the Guarantor.

Section 4.14. Insolvency. After giving effect to the execution and delivery of the Program Documents and the incurrence of the Obligations under this Agreement, Borrower will not be "insolvent," as such term is defined in Section 101 of the Bankruptcy Code.

Section 4.15. Capital Structure. All of Borrower's issued and outstanding equity securities are legally and beneficially owned by Aegean Marine Petroleum Network Inc., free and clear of any Lien; all of such securities have been validly issued, fully paid, and are nonassessable; and there are no options, warrants, or other rights to acquire any of Borrower's securities.

Section 4.16. Collateral Information. The location of Borrower's Books and Records relating to the Assigned Receivables, is identified in Borrower's Collateral Disclosure Certificate.

Section 4.17. Nature of Assigned Receivables. Each Assigned Receivable constitutes an "account," or "general intangible," as such terms are defined in the UCC. None of such Assigned Receivables is or will be represented by an Instrument or other negotiable document.

Section 4.18. Full Disclosure. No statement or information contained in this Agreement, any other Program Document, or any other document, certificate or statement furnished by or on behalf of the Borrower or the Guarantor to the Lender for use in connection with the transactions contemplated by this Agreement or the other Program Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower

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or the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Program Documents or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Program Documents.

Section 4.19. Security Documents. This Agreement, together with the Control Agreements and each Supplemental Assignment is effective to create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral described herein and therein and proceeds thereof. When the actions specified on Schedule 4.19 have been taken, this Agreement, the Control Agreements and each Supplemental Assignment shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person, except for claims that have priority by operation of law. Except as set forth in this Section 4.19, no other documents are required to be filed, registered or recorded, and no other action is required to be taken by any Person, to perfect such security interest in favor of the Lender.

Section 4.20. Representations and Warranties Relating to the Receivables. The Borrower hereby represents and warrants to the Lender on the date of creation of each Assigned Receivable that as of such date: (a) the Borrower is the sole legal and beneficial owner of such Assigned Receivable, free and clear of any Liens (except for the Liens pursuant hereto and each Supplemental Assignment); and no effective instrument or document covering all or any part of such Assigned Receivable or the related Underlying Contract and any related property or Collections with respect thereto, will at such time be on file against the Borrower in any filing or recording office in the United States, Liberia, the Marshall Islands and Greece or anywhere else, except such as have been filed in favor of the Lender in accordance with this Agreement.

(a) All consents, other than any such consent which could not affect the Eligible Obligor's obligation to pay on such Assigned Receivable, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Assigned Receivable have been duly obtained, effected or given and are in full force and effect, and the Borrower has submitted all necessary documentation for, and has fulfilled all other applicable obligations for, the payment of such Assigned Receivable by the Eligible Obligor.

(b) At the time of the pledge and assignment of such Assigned Receivable there has been no waiver or modification with respect to such Assigned Receivable or the related Underlying Contract, except such as are consistent with the usual and customary practices of the Borrower.

(c) No amount payable to the Borrower under or in connection with such Assigned Receivable is evidenced by any Instrument.

(d) Such Assigned Receivable and the related Underlying Contract have not been and will not be financed by the Borrower or any Affiliate of the Borrower under any other financing facility.

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(e) Such Assigned Receivable was originated by the Borrower in the ordinary course of its business and was created, entered into or renewed in accordance with all, and does not contravene any, Requirements of Law applicable thereto, or any Contractual Obligation related thereto; the Borrower is not, and, to the knowledge of the Borrower, no other party to the applicable sale giving rise to such Assigned Receivable is, in violation of any such Requirement of Law.

(f) No proceedings or investigations are pending or threatened adversely affecting the payment or enforceability of such Assigned Receivable or the related Underlying Contract.

(g) Each Underlying Contract is, to the knowledge of the Borrower, the legal, valid and binding obligation of the Account Debtor thereunder (to the extent of the terms thereof), enforceable against the Account Debtor in accordance with its terms, free and clear of any Liens.

(h) Such Assigned Receivable is an "account" or "general intangible" under the Uniform Commercial Code.

Section 4.21. Anti-Terrorism Laws. (a) Neither the Borrower, nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b) Neither the Borrower, nor any of its Subsidiaries nor to the knowledge of the Borrower, any Affiliate or broker or other agent of them or their respective Subsidiaries acting or benefiting in any capacity in connection with the Advances hereunder is any of the following:

(i)	a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)	a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)	a Person with which the Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)	a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

(v)	a Person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC")

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at its official website or any replacement website or other replacement official publication of such list.

(c) Neither the Borrower, nor any of its Subsidiaries nor, to the knowledge of the Borrower, is any broker or other agent of them or any of their respective Subsidiaries acting in any capacity in connection with the Advances (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 4.22. Survival of Representations and Warranties. Borrower covenants, warrants, and represents to Lender that all of Borrower's representations and warranties contained in this Agreement or any of the other Program Documents shall be true at the time of the execution of this Agreement and the other Program Documents and shall survive the execution, delivery, and acceptance thereof by Lender and the other parties thereto and the closing of the transactions described therein or related thereto.

Section 4.23. Restating of Representations and Warranties. Each of the representations and warranties of Borrower contained herein shall be made as of the Closing Date and shall be deemed restated and made by Borrower on the date each Advance is made.

ARTICLE 5.
COVENANTS

Borrower agrees that, until the Program Termination Date, Borrower shall comply with the covenants set forth in this Article 5:

Section 5.01. Information. Borrower will deliver, or cause to be delivered, to the Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the audited Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such year and the related audited statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte Hadjipavlou Sofianos & Cambanis S.A., or other independent registered public accountants of recognized international standing and without any limitation or qualification on the certification of internal controls required under SEC rules;

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the unaudited Consolidated balance sheet of the Guarantor as at the end of such quarter and the related unaudited Consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the figures for the previous year, certified by a Responsible Officer of the Guarantor as fairly presenting in

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all material respects the financial condition of the Guarantor and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from normal year end audit adjustments and the absence of footnotes;

(c) Financial statements required to be delivered pursuant to Sections 5.01(a) and (b) (to the extent any such financial statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Guarantor posts such reports, or provides a link thereto, either: (i) on the Guarantor's website on the Internet at the website address listed in Section 9.01; or (ii) when such report is posted electronically on IntraLinks/IntraAgency or other relevant website which the Lender has access to (whether a commercial, third-party website or whether sponsored by the Lender), if any, on the Guarantor's behalf; provided that: the Guarantor shall notify (which may be by facsimile or electronic mail) the Lender of the posting of any such reports and immediately following such notification the Borrower shall provide to the Lender, by electronic mail, electronic versions (i.e., soft copies) of such reports;

(d) concurrently with the delivery of the financial statements referred to in Section 5.01(a) and (b), a Compliance Certificate of the Borrower containing all information and calculations necessary for determining compliance by the Borrower with the provisions of Section 5.12 referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be.

(e) as soon as available, but in no event later than 60 days after the end of each fiscal quarter, a copy of the list of litigations or proceedings affecting any Group Member prepared by in-house counsel to the Guarantor for purposes of the Guarantor's auditors' quarterly review; and

(f) promptly, but in any event within five Business Days after Borrower becomes aware of the occurrence of any Default or Event of Default, a certificate of a Responsible Officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

Section 5.02. Maintenance of Existence and Management. Borrower shall maintain its existence and carry on its business in substantially the same manner as such business is now carried on and maintained.

Section 5.03. Compliance with Laws; Payment of Taxes. Borrower will comply with applicable laws, except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and could not reasonably be expected to cause a Material Adverse Effect. Subject to funds being lawfully available therefor, Borrower will pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent, and other obligations for which it is liable in each case, which, if unpaid, might become a Lien against Borrower's property, except liabilities being contested in good faith and against which Borrower will set up reserves in accordance with GAAP.

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Section 5.04. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material Obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

Section 5.05. Inspection of Property; Books and Records; Discussions;  Maintenance of Property. (a) Keep proper Books and Records in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and permit, at the expense of Borrower, representatives of the Lender to visit and inspect any of its properties and, subject to the execution of a confidentiality or non-disclosure agreement, examine and make abstracts from any of its Books and Records at least once a year, but more frequently upon the occurrence of a Default or an Event of Default.

(b) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06. Notices. Promptly give written notice to the Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) material default or event of default under any Contractual Obligation of any Group Member and, to the extent known by the Borrower, any Eligible Obligor or (ii) material litigation, investigation or proceeding that may exist at any time to which any Group Member, and, to the extent known by the Borrower, any Eligible Obligor, is a party or is subject that, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Group Member that relates to any Program Document; and

(d) any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each written notice pursuant to this Section 5.06 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Group Member or, to the extent known by any Group Member, an Eligible Obligor proposes to take with respect thereto.

Section 5.07. Use of Proceeds. The proceeds of the Advances will be used for working capital and general purposes. No part of the proceeds of the Advances will be used, whether directly or indirectly, other than for the above purposes or for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including, without limitation, Regulations U and X.

Section 5.08. Irrevocable Payment Instructions. The Borrower shall deliver to the relevant Eligible Obligor the Irrevocable Payment Instructions in the applicable invoice for

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any Assigned Receivables to make payment to the Dollar Collection Account or the Euro Collection Account, as the case may be.

Section 5.09. Collection Accounts. Borrower shall take all actions necessary to preserve Lender's first priority security interest in the Collateral on deposit in the Dollar Collection Account and the Euro Collection Account.

Section 5.10. Anti-Terrorism Law; Anti-Money Laundering. (a) Neither the Borrower nor the Guarantor shall directly or indirectly, (i) in connection with the transactions contemplated by the Program Documents, knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 4.21, (ii) in connection with the transactions contemplated by the Program Documents, knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower and the Guarantor shall deliver to the Lender, any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming compliance with this Section 5.10).

(b)  Cause or permit any of the funds of such Person that are used to repay the Advances to be derived from any unlawful activity with the result that the making of the Advances hereunder would be in violation of any Requirement of Law.

Section 5.11. Embargoed Person. Neither the Borrower nor the Guarantor shall cause or permit (a) any of the funds or properties of such Person and its Subsidiaries that are used to repay the Advances to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Borrower, the Guarantor or their respective Subsidiaries (whether directly or indirectly) is prohibited by a Requirement of Law, or the Advances hereunder would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Borrower, the Guarantor or their respective Subsidiaries, with the result that the investment in the Borrower, the Guarantor or their respective Subsidiaries (whether directly or indirectly) is prohibited by a Requirement of Law or the Investment hereunder is in violation of a Requirement of Law.

Section 5.12. Current Ratio. The Guarantor shall maintain at all times a Current Ratio of at least 1.15:1. All financial calculations to be made under, or for the purposes of, this Agreement shall be made in accordance with GAAP and shall be calculated from the then most recently issued quarterly financial statements which the Borrower is obligated to deliver

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hereunder. Where quarterly financial statements from the last quarter of a financial year are used for the purpose of making financial calculations then, at the Lender's option, those calculations may instead be made from the audited financial statements for such financial year.

Section 5.13. Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is made on an arm's-length basis; provided, however, that the Borrower is permitted to make non-interest bearing loans to its Subsidiaries provided that such loans are not likely to result in a Material Adverse Effect.

Section 5.14. Restricted Payments. Neither the Borrower nor the Guarantor shall declare, pay or permit any Restricted Payment following the occurrence and continuation of an Event of Default or Default.

Section 5.15. Negative Covenants. The Borrower hereby agrees that the Borrower shall not, directly or indirectly:

(a) Take, or knowingly permit to be taken, any action or fail to take any action that would terminate or discharge or prejudice the validity or effectiveness of any of the Program Documents or the validity, effectiveness or priority of the Liens created by the Program Documents, (b) take any action or fail to take any action the effect of which shall be to impair or limit in any material way or manner the ability of any party to comply with the provisions of the Program Documents to which it is a party or (c) take any action or fail to take any action, or cause any Person to take any action or to fail to take any action, that would impair in any respect the rights and interests of the Lender in the Assigned Receivables and the proceeds thereof (except as expressly authorized by the Program Documents), including, without limitation, granting, or consenting to the exercise by any Person of, any right of withdrawal, deduction or set-off in respect or against the Assigned Receivables, (d) take any action (including pledging or otherwise encumbering the Underlying Contracts or Assigned Receivables) or fail to take any action the effect of which would be to impair or limit in any material respect its ability to comply with the requirements contained in this Agreement to pledge and assign the Assigned Receivables to the Lender hereunder, (f) without the prior consent of the Lender, make any changes to any instruction or direction to any Eligible Obligor to make payment for with respect to an Assigned Receivable into the Dollar Collection Account or the Euro Collection Account, as the case may be; (e) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Lender is not named as the sole secured party; or (g) rescind or cancel any obligation owing to it and constituting a part of the Collateral or amend, waive or otherwise modify any term of such obligation or extend or renew such obligation, or compromise or settle any dispute without the prior written consent of the Lender; provided, however, that it may compromise or settle any dispute in respect of any sale giving rise to an Assigned Receivable in accordance with its usual and customary commercial practice and provided no Default or Event of Default has occurred and is continuing and none will occur by virtue of such modification, extension, renewal or compromise or settlement. The Borrower will do nothing to impair the rights of the Lender in, to or under the Collateral. The Borrower shall not take any action to rescind or cancel the payment instructions contained in any Irrevocable Payment Instruction.

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Section 5.16. Fundamental Changes; Disposition of Property. The Borrower shall not (i) Permit any other Person to merge into, or consolidate with it, (ii) sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or a substantial part of its property, or (iii) cease to conduct its activities (or a substantial part of such activities) as currently conducted, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) or (iv) issue or sell any shares of any Subsidiary's Capital Stock to any Person if such Disposition would result in a Material Adverse Effect or adversely affect the ability of the Borrower or the Guarantor to perform its obligations under the Program Documents. Without limitation of the foregoing, neither the Borrower nor the Guarantor shall make a Disposition of its property to any entity that is not the Guarantor (or the Borrower) hereunder if, in the opinion of the Lender, such Disposition would result in a Material Adverse Effect or adversely affect the ability of the Borrower or the Guarantor to perform its obligations under the Program Documents.

ARTICLE 6.
EVENTS OF DEFAULT

Section 6.01. Events of Default . If one or more of the following events ("Events  of Default") shall have occurred and be continuing:

(a) Borrower (or the Guarantor) shall fail to pay when due (i) any portion or all of the principal of the Aggregate Advances, (ii) any interest on the Aggregate Advances, or (iii) any fee or other Obligations owing to Lender hereunder or under the Program Documents, and in the case of the preceding clause (iii), such failure shall continue for three Business Days after notice thereof has been given to Borrower; or

(b) any representation or warranty made or deemed made by the Borrower or the Guarantor herein or in any other Program Document or that is contained in any certificate, document or financial or other statement furnished by any of them at any time under or in connection with this Agreement or any such other Program Document shall prove to have been inaccurate in any material respect as determined by the Lender, on or as of the date made or deemed made; or

(c) the Borrower or the Guarantor shall default in the observance or performance of any agreement contained in Section 5.01(f), Section 5.02, Section 5.06(a), Section 5.07, Section 5.08, Section 5.15 or Section 5.16 of this Agreement;

(d) the Borrower or the Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Program Document (other than as provided in paragraphs (a) through (c) of this Section 6), and such default shall continue unremedied for a period of 10 days after notice to the Borrower and the Guarantor from the Lender; or

(e) the Borrower or the Guarantor shall (i) default in making any payment of any principal of any Financial Debt (including, without limitation, any Guarantee Obligation, but excluding the Advances) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Financial Debt beyond the period of grace, if

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any, provided in the instrument or agreement under which such Financial Debt was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Financial Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Financial Debt (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Financial Debt to become due prior to its stated maturity or (in the case of any such Financial Debt constituting a Guarantee Obligation) to become payable; or

(f) (i) the Borrower or the Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or the Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or the Guarantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) the Borrower or the Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or the Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) one or more judgments or decrees shall be entered against the Borrower or the Guarantor involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(h) any Lien created by any of the Program Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(i) any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate any substantial portion of the assets or the Capital Stock or other equity interests of the Borrower or the Guarantor or take any similar action by way of introduction of legislation or otherwise, and such action shall materially affect the operating capacity of the Borrower or otherwise affect the ability of the Borrower or the Guarantor to perform their respective obligations under any Program Document; or any license, consent, authorization, registration or approval at any time necessary to enable the Borrower or the Guarantor to comply with any of their respective obligations under the Program Documents shall be revoked,

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withdrawn or withheld or shall be modified or amended in a manner materially prejudicial, in the reasonable opinion of the Lender, to the interests of the Lender hereunder; or

(j) any change in any Requirement of Law shall occur that shall have a Material Adverse Effect;

(k) the shares of the Guarantor are de-listed, or cease to trade or are suspended from trading (whether permanently or temporarily) on the New York Stock Exchange;

(l) any Servicing Agreement Termination Event shall occur; or

(m) a Borrowing Base Deficit shall have occurred and be continuing for a period in excess of three Business Days;

(n) a Lien on any Collateral, warrant, or writ of attachment or execution or similar process shall be ordered or issued by any Governmental Authority against substantially all of the property of Borrower or the Guarantor and such Lien on any Collateral, or warrant, writ or process shall not be discharged, vacated, stayed or bonded within thirty days of the date of its entry; or

(o) there occurs any Change of Control; or

(p) any Program Agreement shall cease, for any reason, to be in full force and effect, or Borrower, or Servicer or the Guarantor shall so assert in writing or Borrower, or Servicer or the Guarantor shall otherwise seek to terminate or disaffirm its obligations under any such Program Document; or

(q) Borrower (or Guarantor) shall fail to cause payments with respect to the Assigned Receivables to be deposited in the Dollar Collection Account or the Euro Collection Account, as the case may be; or

(r) there occurs a Material Adverse Effect;

then, and in every such event, Lender may (i) by notice to Borrower terminate the Commitment; (ii) by notice to Borrower declare all amounts payable hereunder and under the other Program Documents, to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Borrower together with interest at the Post-Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraphs (f) above occurs with respect to Borrower or the Guarantor, without any notice to Borrower or any other act by Lender, the Commitment shall thereupon terminate and all amounts payable hereunder and under the other Program Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Borrower together with interest thereon at the Post-Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or exercise any rights, powers or remedies under this Agreement and the other Program Documents.

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Section 6.02. Remedies with Respect to Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights and remedies of a secured party under the UCC in effect on the date thereof. Notwithstanding the foregoing or anything contained herein to the contrary, Lender shall, upon the occurrence and during the continuance of an Event of Default, be entitled to exercise all rights and remedies available to it under the Program Documents and at law, including without limitation its right to withdraw Collections from the Dollar Collection Account and the Euro Collection Account and apply them as set forth in this Agreement.

(b) Proceeds of any of the Collateral and payments by Borrower during the existence of an Event of Default received by Lender shall be applied by Lender in accordance with the provisions of Section 2.08(b). In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, Borrower (and the Guarantor) shall remain liable for any deficiency.

(c) Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Program Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

ARTICLE 7.
CHANGE IN CIRCUMSTANCES; COMPENSATION

Section 7.01. Increased Cost and Reduced Return.

(a) If any Change of Law:

(i)
shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, Lender; or

(ii)
shall impose on Lender or on the United States market any condition affecting the Aggregate Advances, or Lender's obligation to make Advances; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Advance or the Aggregate Advances, or to reduce the amount of any sum received or receivable by Lender under this Agreement with respect thereto, then, in accordance with Section 7.01(c), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

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(b) If Lender shall have determined in good faith that after the date hereof that any Change of Law affecting Lender regarding capital requirements would have the effect of reducing the rate of return on Lender's capital as a consequence of their obligations hereunder to a level below that which Lender could have achieved but for such Change of Law (taking into consideration Lender's policies with respect to capital adequacy), then, in accordance with 7.01(c), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(c) Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

Section 7.02. Substitute Basis.

If :

(a) the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or

(b) the Lender shall have determined in good faith that the LIBOR Rate does not adequately and fairly reflect the cost to the Lender of making or maintaining its Advance, the Lender shall, in a timely manner, give written notice of such determination in reasonable detail to the Borrower, explaining why the LIBOR Rate cannot be ascertained or, as the case may be, why the LIBOR Rate does not adequately and fairly reflect the cost to the Lender of making or maintaining its Advances. In the event of any such determination, until the Lender shall have advised the Borrower that the circumstances giving rise to such notice no longer exist, the Lender shall then negotiate with the Borrower with a view to agreeing on an alternative basis for calculating the interest payable on, for maintaining and/or for funding the Advances. The Lender shall use its reasonable efforts to negotiate such alternative basis in good faith. Any alternative basis agreed in writing by the Lender within 25 days of the Lender's notification of the event in question shall take effect in accordance with its terms. If an alternative basis is not so agreed, the unpaid principal amount of the Advances shall become due and payable on the date that is five Business Days following the last day of such 25-day period, together with accrued interest thereon. During that period, the Advances shall bear interest at the rate per annum equal to the sum of the Applicable Margin and the cost to the Lender (expressed as a rate per annum) of funding the Advances by whatever means it determines in good faith to be appropriate.

ARTICLE 8.
CONDITIONS TO MAKING ADVANCES

Section 8.01. Conditions to Making Initial Advance. Lender's obligation to make the initial Advance is subject to the satisfaction of the conditions set forth in Section 8.02 and receipt by Lender of the following:

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(a) duly executed original counterparts of this Agreement and each other Program Document, all signed by all parties thereto other than Lender;

(b) an opinion letter or letters, each in form and substance reasonably satisfactory to Lender, of (i) Messrs. Reeder & Simpson P.C., special Marshall Islands counsel for the Guarantor, (ii) Messrs Reeder & Simpson P.C., special Liberian counsel for the Borrower, (iii) Messrs. Seward & Kissel LLP, special New York counsel for the Guarantor and the Borrower, and (iv) the General Counsel of the Borrower and the Guarantor, each dated as of the Closing Date. Each such legal opinion shall be in form and substance reasonably satisfactory to the Lender and its counsel and shall cover such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require, including, without limitation, the creation and perfection of security interests in the Collateral and the Assigned Receivables;

(c) the Guarantee of Aegean Marine Petroleum Network Inc. of all Obligations of the Borrower hereunder and under the other Program Agreements substantially in the form of Exhibit E hereto;

(d) certificates (each, a "Closing Certificate and Officer's Certificate") substantially in the form of Exhibit D, attached hereto and made a part hereof or otherwise reasonably acceptable to the Lender, dated as of the Closing Date, signed by a Responsible Officer of Borrower and of the Guarantor, certifying as to the names, true signatures, and incumbency of the officer or officers, managers, or members of such Persons authorized to execute and deliver the Program Documents, and certified copies of the following items: (i) such Person's certificate of incorporation or other registered, constitutional document, (ii) such Person's Bylaws or related agreement, (iii) a certificate of good standing or valid existence of the Secretary of State of the state of the jurisdiction of its incorporation or formation, and (iv) the action taken by the Board of Directors or other Persons with management control of such Persons authorizing the execution, delivery, and performance of this Agreement, and the other Program Documents to which such Person is a party;

(e) recorded Financing Statements (satisfactory in form and content to Lender in all respects) (i) pertaining to (A) Borrower's ownership and/or security interest in the Assigned Receivables and their Related Rights and Property and (B) Lender's first priority security interest in the Collateral and evidencing recordation thereof in all filing offices deemed necessary by Lender;

(f) lien searches reasonably acceptable to Lender, showing no Liens on any of Borrower's Assigned Receivables which are to be part of the Borrowing Base relating to the initial Advance to be made under this Agreement or the Related Rights and Property relating to such initial Advance;

(g) the Borrower and the Guarantor each shall have appointed CT Corporation System as its agent for service of process in New York City in connection with the Program Documents, and the Lender shall have received a duly executed letter from CT Corporation System acknowledging each such appointment and otherwise in form and substance satisfactory to the Lender;

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(h) agreements regarding, and other evidence respecting, the establishment of the Dollar Collection Account and the Euro Collection Account, all in form and substance reasonably satisfactory to Lender;

(i) All governmental and third party approvals necessary in connection with the transactions contemplated hereby and by the Program Documents shall have been obtained and shall be in full force and effect;

(j) All legal matters incidental to this Agreement, the other Program Documents and the transactions contemplated hereby and thereby shall be satisfactory to the Lender and to Greenberg Traurig, LLP, counsel for the Lender;

(k) payment of all fees owed to Lender hereunder and under the other Program Documents (including the Fee Letter), including the fees and expenses of Greenberg Traurig, LLP, in connection with the preparation of the Program Documents.

Section 8.02. Conditions to the Making of All Advances. Lender's obligation to make any Advance is subject to the satisfaction of the following conditions:

(a) Lender shall have received originals or copies of all reports, documents, and certifications which are, in accordance with the terms of the Program Documents, to be delivered to Lender, including, without limitation, agreements evidencing Borrower's ownership of the Assigned Receivables, Receivables Reports, Remittance Reports, reports from Servicer, and a fully executed Borrowing Notice and Supplemental Assignment pertaining to such Advance.

(b) Lender must be satisfied that the Borrowing Base has been calculated in the manner agreed upon by the Lender and Borrower;

(c) No development or event shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect;

(d) immediately before and after the making of any Advance, there shall exist no Event of Default or Default; and

(e) each of the representations and warranties of Borrower contained in Article 4 and of the Guarantor contained in the Guarantee shall be true in all material respects on and as of the date of such Advance.

The making of any Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the complete satisfaction of the conditions specified in paragraphs (a) through (d) of this Section.

ARTICLE 9.
MISCELLANEOUS

Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to

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such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request, or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received (provided that the party giving such notice shall deliver a copy of such notice to the receiving party by overnight delivery); or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to Lender under Article 2 shall not be effective until received.

Section 9.02. No Waivers. The failure of Borrower to satisfy, or the waiver by Lender of, any condition set forth in Article 8 shall not constitute a waiver of any such condition with respect to any subsequent Advance, unless such waiver is expressly agreed to in writing as required by Section 9.06. No failure or delay by Lender in exercising any right, power, or privilege hereunder or under any other Program Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03. Expenses; Documentary Taxes. Borrower shall pay or reimburse (a) all out-of-pocket expenses, disbursements and advances (including, without limitation, all attorney and paralegal fees and expenses, recording costs, recording or intangible taxes, and title insurance, if any) of Lender reasonably incurred in connection with this Agreement and the other Program Documents, including, without limitation, (i) all costs, fees, and taxes pertaining to the obtaining, preparation, or filing of all Lien searches and Financing Statements (including, without limitation, any release thereof), all costs and fees incurred in connection with the preparation, negotiation, administration, and execution and delivery of this Agreement and the other Program Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Event of Default or alleged Event of Default hereunder or thereunder, (ii) sums paid or incurred to pay for any amount or to take any action required of Borrower hereunder or under any other Program Document that Borrower fails to pay or take; and (iii) in connection with an Event of Default, the reasonably documented costs (an invoice shall be sufficient documentation) and expenses of preserving and protecting the Collateral; and (b) during the existence of an Event of Default, all costs and expenses (including out-of-pocket attorney and paralegal fees and expenses) reasonably incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Program Document or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Program Document regarding costs and expenses to be paid by Borrower or any other Person. In the event Borrower becomes a debtor under an Insolvency Proceeding, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs, and charges provided for herein (including, without limitation, attorneys' fees), all to the extent allowed by the Insolvency Proceeding. Borrower shall indemnify Lender against any transfer taxes, documentary taxes, assessments, value added taxes or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Program Documents. The obligations of the Borrower hereunder shall survive the termination of this Agreement.

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Section 9.04. Taxes. (a) All payments made by the Borrower or the Guarantor under this Agreement or any other Program Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, value added taxes, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Program Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Included Taxes") or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Included Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Included Taxes or Other Taxes are payable by the Borrower or the Guarantor, as promptly as possible thereafter the Borrower or the Guarantor, as the case may be, shall send to the Lender, a certified copy of an original official receipt received by the Borrower or the Guarantor showing payment thereof. If the Borrower or the Guarantor fails to pay any Included Taxes or Other Taxes when due to the appropriate taxing authority, the Borrower and the Guarantor shall indemnify the Lender within ten days after written demand therefor, for the full amount of any Included Taxes or Other Taxes (including Included or Other Taxes imposed or asserted on or attributable to amounts payable under this section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Included Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error. In addition, if the Borrower or the Guarantor fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower and the Guarantor shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

(d) The agreements in this Section 9.04 shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder; provided that any claim for indemnity hereunder must be submitted within five years of such termination and payment of the Advances and all other amounts payable hereunder.

Section 9.05. Indemnification by Borrower. (a) The Borrower agrees (i) to pay or reimburse the Lender for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Program Documents and any other documents prepared in connection herewith or therewith, and the consummation

Execution Version

and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of Greenberg Traurig, LLP, counsel to the Lender and, in the case of any amendment, supplement or modification, any other counsel to the Lender, with statements with respect to the foregoing to be submitted to the Borrower prior to the initial Borrowing Date (in the case of amounts to be paid on the initial Borrowing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Lender shall deem appropriate; (ii) to pay or reimburse the Lender for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Program Documents and any such other documents, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Lender; (iii) to pay, indemnify, and hold the Lender harmless from, any and all documented recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable by the Borrower in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Program Documents and any such other documents; and (iv) to indemnify and hold harmless the Lender, its affiliates and its officers, directors, employees, advisors, agents and controlling persons (each, an "indemnified person") from and against any and all reasonable and documented losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with (1) the execution, delivery, enforcement, performance and administration of this Agreement, the other Program Documents and any such other documents, (2) the use of the proceeds of the Advances other than as provided in Section 5.07, (3) the violation of, noncompliance with or liability under, any environmental law applicable to the operations of any Group Member or any of the properties and the reasonable and documented expenses of legal counsel in connection with claims, actions or proceedings by any indemnified person against the Borrower and the Guarantor under any Program Document and any such other documents and (4) any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other reasonable and documented expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person. All amounts due under this Section 9.05(a) shall be payable not later than ten Business Days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.05(a) shall be submitted to the address of the Borrower set forth in Section 9.01, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Lender. The agreements in this Section 9.05(a) shall survive the termination of this Agreement, and repayment of the Advances and all other amounts payable hereunder.

(b)          Each indemnified person under the provisions of Section 9.05(a) will, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of the provisions contained in Section 9.05(a), promptly give written notice (the "Notice") of such service or notification to the Borrower. Notwithstanding the foregoing, the

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omission so to notify the Borrower of any such service or notification shall not relieve the Borrower from any of the obligations under Section 9.05(a) that the Borrower may have to the indemnified person, except to the extent the Borrower has been materially prejudiced thereby. The Borrower shall not be liable for any settlement of any such action, suit or proceeding effected without its prior written consent (which consent shall not unreasonably be withheld), but if settled with its prior written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Borrower agrees to indemnify and hold harmless any indemnified person from and against any loss or liability by reason of such settlement or judgment. The Borrower shall not, without the prior written consent of the indemnified person (which consent shall not unreasonably be withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is a party or in respect of which indemnity could have been sought under the preceding paragraph by such indemnified person unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 9.06. Amendments and Waivers. No provision of this Agreement or any other Program Documents may be amended, restated, supplemented, or otherwise modified except in writing signed by the parties hereto.

Section 9.07. Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Borrower may not assign or otherwise transfer any of its rights under this Agreement.

Section 9.08. New York Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard for its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Laws).

Section 9.09. Severability. In case any one or more of the provisions contained in this Agreement or any of the other Program Documents should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

Section 9.10. Submission To Jurisdiction; Waivers. The Borrower and the Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, County of New York, the courts of the United States for the Southern District of New York sitting in the County of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or

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proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) irrevocably and unconditionally appoints CT Corporation System (the "New York Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding in any such New York State or U.S. federal court and agrees promptly to appoint a successor New York Process Agent in New York City (which successor New York Process Agent shall accept such appointment in writing prior to the termination, for any reason, of the appointment of the initial New York Process Agent) and promptly to provide written notice to the Lender of the appointment of such successor New York Process Agent. In any such action or proceeding in such New York State or U.S. federal court sitting in New York City, County of New York, such service may be made on the Borrower and the Guarantor by delivering a copy of such process to the Borrower and the Guarantor in care of the appropriate New York Process Agent at such New York Process Agent's address, and a copy of such process shall be forwarded to the Borrower and the Guarantor at their address or transmission number set forth in Section 9.01. The Borrower and the Guarantor each hereby irrevocably and unconditionally authorizes and directs such New York Process Agent to accept such service on its behalf and promptly to forward a copy of such service to the Borrower and the Guarantor;

(d) consents to service of process in the manner provided for notices in Section 9.01 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

Section 9.11. Judgment Currency. The obligations of the Borrower and the Guarantor under this Agreement and the other Program Documents and the obligations to make payments to the Lender shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency, such party may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such documented loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any other Program Document, such party agrees to remit promptly to the Borrower such excess.

Section 9.12. WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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Section 9.13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 9.14. Consequential Damages. NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER PROGRAM DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.15. Entire Agreement. This Agreement, together with the other Program Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter.

Section 9.16. USA Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information (including, but not limited to, Form W-8, Form W-9 and other relevant tax certification) that will allow the Lender to identify the Borrower in accordance with the Act.

[Signatures are contained on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

AEGEAN MARINE PETROLEUM S.A.,

By: Spyridon Fokas
Name:  Spyridon Fokas
Title: Attorney-in-fact-

AEGEAN MARINE PETROLEUM S.A.

42 Hatzikiriakou Street 1
85 38 Piraeus
Greece
Attention: Spyros Fokas
Telephone: +30 210-458-6000
Fax: +30 210-458-6243
Email: sfokas@ampni.com

With a copy to:
Seward & Kissel LLP
1 Battery Park Plaza
New York, NY 10004
Attention: Gary J. Wolfe
Telephone: 212-574-1200
Fax: 212-480-8421

(signature pages of the Receivables Assignment and Security Agreement )

LENDER: DEUTSCHE BANK AG, NEW YORK BRANCH By: /s/ Stephen Atallah Name: Stephen Atallah Title: Managing Director

By:  /s/ John H. Padwater
Name: John H. Padwater
Title:  Director

Deutsche Bank AG, New York Branch
60 Wall St., 26th Floor
New York, NY 10005
Structured Trade & Export Finance
Attention: John H. Padwater / Thomas Sakellariou

John H. Padvvater
Telephone: 212-250-1057
Fax: 212-797-0473
Email: john.padwater@db.com

Thomas Sakellariou
Telephone: 212-250-4412
Fax: 212-797-0473
Email: thomas.sakellariou@db.com

(signature pages of the Receivables Assignment and Security Agreement)

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SCHEDULE A AND B

ELIGIBLE OBLIGORS AND OBLIGOR LIMITS

Eligible Obligors and Obligor Limits	Schedule A and B

Obligor None	Address	Oty	Post Code	Country	Obligor Limits	Currency	Payment Terms	Notes
A.P. Moller - Maersk A/3	50 Esplanaden	Copenhagen	DK-1098	Denmark	3,000,000	USD	30
Ag Dan Bunkering Ltd.	Strandvejen 5	Middeffart	DK-5500	Denmark	2,000,000	USD	30
Alpha Trading SpA	Via Brigata Uguria 3/19	Genova	16121	Italy	56,000,000	USD	30
APL Co Pre Ltd	456 Alexandra Road, #06-00 Nol Building		119962	Singapore	10,000,000	USD	30
Blue Star Ferries Maritime S.A.	123-125 Syngrou Avenue & 3, Torva Street	Athens	11745	Greece	3,000,000	EURO	30
BW Gas ASA	P.0.Box 2800 SollI N- 0204 Oslo Norway	Oslo	0204	Norway	2,000,000	USD	30
Cargill International SA	Attn: M. Roland, chemin De-Normandie 14	Geneva	1206	Switzerland	10,000,000	USD	30
Cockett Marine Oil Ltd	Carrick House, 36 Station Square	Petts Wood, Orpington, Kent	BR5 INA	United Kingdom	2,000,000	USD	30
ExxonMobil Marine Ltd	ExxonMobil House Mallpoint 31 Ermyn Way	Leatherhead Surrey	KT22 8UX	United Kingdom	13,000,000	USD	30
Hanwra Singapore (Pte.) Ltd.	Equity Plaza, 20 Cecil Street, #20-06/07		049705	Singapore	3,000,000	USD	30	Maximum Limit across all
Hanwa Co Ltd.	6-18-2 Ginza, Chuo-ku	Tokyo	104-B429	Japan	15,000,000	USD	30	Hama entitles Is 15mm
Klelmar NV	Suikerrul 5	Antwerp.	2000	Belgium	3,000,000	USD	30
Neptune Lines Shipping & Managing Enterprises S.A.,	5 lassonos Street	Piraeus	18537	Greece	5,000,000	U5D	30
O.W. Bunker Middle East DMCC	Indigo Tower- Office #701 Jurneirah Lake Towers P.O. Box 486052	Dubai		United Arab Emirates	2,000,000	USD	30
OW Bunker Spain S.L.	Princesa 25 3.4	Madrid	28008	.Spain	2,000,000	USD	30
Oldendorff Carriers GmbH &Co. KG	Willy-Brandt-Allee 6	Lubeck	23554	Germany	2,000,000	USD	30
Peninsula Petroleum Ltd	The Capel Building Suite 404 Mary's Abbey	Dublin	7	Republic of Ireland	2,000,000	USD	30
Petro Summit Pte Ltd	20 Cecil Street #17-02 Equity Plata		49705	Singapore	10,000,000	USD	30
Royal Caribbean Cruises Ltd	1050 Caribbean Way, 5th floor	Miami, Florida	33132	United States	2,000,000	USD	30
St Shipping and Transport Pte Ltd	C/O Sara Thomson/Joy Fernando, 50 Berkeley Street	London	W1J BHD	United Kingdom	5,000,000	USD	30
Sumisho International Petroleum (H.X.) Company Limited	c/oSumitomo Corporation, 1-8-11 Harumi, Chuo•Ku	Tokyo	JP-104-8610	Japan	4,000,000	USD	30
Superfast Endeka (Hellas) Inc.	123-125, Syngrou Ave.& 3, Torva Str.	Athens	11745	Greece	2,000,000	EURO	30	Maximum Limit
Superfast Exi (Hellas) Inc	123-125, Syngrou Ave.& 3, Torva Str.	Athens	11745	Greece	2,000,000	EURO	30	for all Superfast
Superfast Pente (Hellas) Inc	123-125, Syngrou Ave.& 3, Torva Str.	Athens	11745	Greece	2,000,000	EURO	30	entities
Superfast One (Hellas) Inc	123-125, Syngrou Ave.& 3, Torva Str.	Athens	11745	Greece	2,000,000	EURO	30	and Attlka
Superfast Two (Hellas) Inc	123-125, Syngrou Ave.& 3, Torva Str.	Athens	11745	Greece	2,000,000	EURO	30	Ferries
ATT1KA OEPPI NAYT1KH ETAJPIA (Attika Ferries M.C.)	123-125, Syngrou Ave.& 3, Torva Str.	Athens	11745	Greece	2,000,000	EURO	30	is 10mm)
SwissMarine Services SA	c/o Furness Withy (Chartering) Ltd, London Fruit Exchange, Brushfleld Street	London	El GEN	United Kingdom	2,000,000	USD	30
Tanker Pacific Management (Singapore) Pte Ltd	I Temasek Avenue, #38-01,Millenia Tower		039192	Singapore	2,000,000	USD	30
Marine Energy Arabia Co LLC	The Fairmont Hotel Sheik Zayed Road Apt 1701	Dubai	P.O. Box 24676	United Arab Emirates	7,500,000	USD	30	Shared Limit fbr World Fuel
World Fuel Services Europe Ltd.	Portland House Bressenden Place	London	SW1E 5BH	United Kingdom	7,500 000	USD	30	entitles of 7.5mm
Zodiac Maritime Agencies Ltd.	13th Floor, Sea Containers House, 20 Upper Ground	London	5E1 9PD	United Kingdom	2,000,000	USD	30

Execution Version

SCHEDULE 4.03

GOVERNMENTAL AUTHORIZATIONS

None

Execution Version

SCHEDULE 4.19

ACTIONS TO PERFECT LIEN

United States

A UCC-1 financing statement setting forth the applicable information regarding Aegean Marine Petroleum S.A., as debtor, shall have been filed with the District of Columbia Recorder of Deeds, Washington, D.C.

Greece

The Receivables Assignment and Security Agreement and each Supplemental Assignment Agreement shall have been registered with the Pledge Registry of Piraeus, Piraeus, Greece, provided, however, that the Borrower shall not be required to perform such registration to comply with its obligations under the Receivables Assignment.

Execution Version

EXHIBIT A

FORM OF BORROWER'S COLLATERAL DISCLOSURE CERTIFICATE

(i)	Location of Borrower's Books and Records relating to the Assigned Receivables:

c/o Aegean Marine Petroleum S.A.
42 Hatzikiriakou Street
185 38 Piraeus Greece

(ii)	Jurisdiction of formation of Borrower:

Liberia

Execution Version

EXHIBIT B

FORM OF BORROWING NOTICE

Date:  ________________

Deutsche Bank AG, New York Branch
60 Wall St., 26th Floor
New York, NY 10005
Fax: (212) 797-0473
Attention: Structured Trade & Export Finance

Re:
Receivables Assignment and Security Agreement (as amended, restated, supplement, or otherwise modified from time to time, the "Credit Agreement") dated as of September 21, 2010, by and between Aegean Marine Petroleum S.A., a company incorporated in Liberia (the "Borrower") and Deutsche Bank AG, New York Branch (the "Lender").

Gentlemen:

Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. This Advance Request is delivered to you pursuant to Section 2.02 of the Credit Agreement.

Borrower hereby requests an Advance in the aggregate principal amount of $[ ] to be made on [                   ], [20 ], which date is the next-occurring Business Day, at the Interest Rate as determined by the Credit Agreement and to apply the proceeds of such Advance as follows: [                       ].

Borrower hereby represents and warrants that each of the conditions set forth in Section 8.02 of the Credit Agreement is satisfied as of this date and will continue to be satisfied as of the date of the Advance described above. In addition, Borrower represents and warrants that each of the representations and warranties made in the Credit Agreement is true and correct in all material respects as if made on this date.

Please see Accounts Receivable information attached hereto. The duly completed Supplemental Assignment with respect to the Accounts Receivable is attached hereto.

Attached to this Advance Request are copies of the related Underlying Contracts, which we hereby certify to be true and correct.

Borrower has caused this Advance Request to be executed and delivered by its duly authorized Responsible Officer as of [                   ], [20 ].

AEGEAN MARINE PETROLEUM S.A. By: _____________________________ Title: ____________________________

ATTACHMENT TO EXHIBIT B

ACCOUNTS RECEIVABLE INFORMATION

[table of required information to be prepared—could be in format of excel spreadsheet]

EXHIBIT C

FORM OF REMITTANCE REPORT
.

Exhibit C to the Receivables Assignment
and Security Agreement

Form of Remittance Report

Eligible Obligor	Obligor Limits	Previously Assigned Receivables	Newly Assigned Receivables	Remitted Receivables-	New Total	Limit Availability

	$-	$-	$-	$-	$-	$-

EXHIBIT D

FORM OF CLOSING CERTIFICATE AND OFFICER'S CERTIFICATE

EXHIBIT D-1

FORM OF CLOSING CERTIFICATE AND OFFICER'S CERTIFICATE

The undersigned [INSERT TITLE OF RESPONSIBLE OFFICER] of AEGEAN MARINE PETROLEUM S.A.. (the "Borrower") hereby certifies to DEUTSCHE BANK AG, NEW YORK BRANCH (the "Lender") as follows:

1. The representations and warranties of the Borrower set forth in the Receivables Assignment and Security Agreement dated as of September 21, 2010 (the "Credit Agreement") between the Borrower and the Lender, or which are contained in any other Program Documents or certificate furnished by or on behalf of the Borrower pursuant thereto are true and correct in all respects on and as of the date hereof.

2. _______________ is [a] [the] duly elected and qualified [insert title of Responsible Officer] of the Borrower, and the signature set forth for such officer below is such officer's true and genuine signature.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Advance to be made on

4. The Conditions to Making Initial Advance set forth in Section 8.01 of the Credit Agreement have been satisfied.

5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

6. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Liberia.

7. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by Board of Directors of the Borrower on •, 2010; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof, are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

8. Attached hereto as Annex 2 is a true and complete copy of the constitutive corporate documents of the Borrower as in effect on the date hereof, and such document has not been amended, repealed, modified or restated.

9. The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers and each of such officers is duly authorized to execute and deliver on behalf of the Borrower the Credit Agreement, each other Program Document to which the Borrower is a party, and any certificate or other document to be delivered by the Borrower pursuant to the Credit Agreement:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Name:

Title:	Title:

Date

EXHIBIT D-2

FORM OF CLOSING CERTIFICATE AND OFFICER'S CERTIFICATE

The undersigned [INSERT TITLE OF RESPONSIBLE OFFICER] of AEGEAN MARINE PETROLEUM NETWORK, INC. (the "Guarantor") hereby certifies to DEUTSCHE BANK AG, NEW YORK BRANCH (the "Lender") as follows:

1. The representations and warranties of AEGEAN MARINE PETROLEUM S.A.. (the "Borrower") set forth in the Receivables Assignment and Security Agreement dated as of September 21, 2010 (the "Credit Agreement") between the Borrower and the Lender, or which are contained in any other Program Document or certificate furnished by or on behalf of the Guarantor pursuant thereto are true and correct in all respects on and as of the date hereof.

2. ___________________ is [a] [the] duly elected and qualified [insert title of Responsible Officer] of the Guarantor, and the signature set forth for such officer below is such officer's true and genuine signature.

3. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Guarantor, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Guarantor.

4. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the Marshall Islands.

5. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by Board of Directors of the Guarantor on •, 2010; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof, are now in full force and effect and are the only corporate proceedings of the Guarantor now in force relating to or affecting the matters referred to therein.

6. Attached hereto as Annex 2 is a true and complete copy of the constitutive corporate documents of the Guarantor as in effect on the date hereof, and such document has not been amended, repealed, modified or restated.

7. The following persons are now duly elected and qualified officers of the Guarantor holding the offices indicated next to their respective names below, and such officers have held such offices with the Guarantor at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers and each of such officers is duly authorized to execute and deliver on behalf of the Guarantor each transaction document to which the Guarantor is a party, and any certificate or other Program Document to be delivered by the Guarantor pursuant to the Credit Agreement:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Name:

Title:	Title:

Date

Execution Version

EXHIBIT E

FORM OF GUARANTEE

EXHIBIT E

GUARANTEE

GUARANTEE, dated as of September 21, 2010, made by Aegean Marine Petroleum Network Inc., a corporation incorporated in the Marshall Islands (the "Guarantor"), in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, as lender (the "Lender") under the Receivables Assignment and Security Agreement, dated as of September 21, 2010 (as amended, supplemented or otherwise modified from time to time, the "Receivables Agreement"), between AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in Liberia (the "Borrower") and the Lender.

WHEREAS, pursuant to the Receivables Agreement, the Lender has agreed to make Advances to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of the Lender to make its Advances to the Borrower under the Receivables Agreement that the Guarantor shall have executed and delivered this Guarantee to the Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Receivables Agreement and to induce the Lender to make its Advances to the Borrower under the Receivables Agreement, the Guarantor hereby agrees with the Lender, as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Receivables Agreement and used herein shall have the meanings given to them in the Receivables Agreement.

2. Guarantee.  (a) The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor, to the Lender and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

(c) No payment or payments made by the Borrower, the Guarantor or any other Person or received or collected by the Lender from the Borrower, the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations until the Obligations are paid in full.

(d)           The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guarantee for such purpose.

3. Right of Set-off. The Lender is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by the Guarantor hereunder or under any other Program Document, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Guarantor. The Lender shall notify the Guarantor promptly after any such set-off and the application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.

5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Receivables Agreement, and the other Program Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have

2

no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

6.  Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor, on the one hand, and the Lender on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Receivables Agreement, or any other Program Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender, (c) any inability of the Borrower to perform its obligations due to any currency transfer regulations, including, without limitation, inability to convert other currencies into Dollars or to transfer Dollars, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full.

3

7.   Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.   Payments. The Guarantor hereby agrees that the Obligations will be paid to the
Lender without set-off or counterclaim in Dollars to the Payment Account.

9.   Taxes. (a) All payments made by the Guarantor under this Guarantee shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Included Taxes. If any such Included Taxes or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Included Taxes and Other Taxes) the amounts payable hereunder that the Lender would have received if such Included Taxes or Other Taxes had not been withheld or deducted from such amounts.

(b) In addition, the Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Included Taxes or Other Taxes are payable by the Guarantor, as promptly as possible thereafter the Guarantor shall send to the Lender a certified copy of an original official receipt received by the Guarantor showing payment thereof. If the Guarantor fails to pay any Included Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

(d) The agreements in this Section shall survive the termination of this Guarantee and the payment of all amounts payable hereunder.

10.   Notices. All notices, requests and demands to or upon the Lender or the Guarantor to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (a) if by hand, when delivered or (b) if by telecopy, when received by the addressee, addressed to the Lender, as the case may be, at its address or transmission number for notices provided in Section 9.01 of the Receivables Agreement or, in the case of the Guarantor, at its address or transmission number for notices provided on the signature page of this Guarantee. The Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

11.   Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4

12.   Integration. This Guarantee and the other Program Documents represent the agreement of the Guarantor with respect to the subject matter hereof, and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein or in the other Program Documents.

13.   Amendments in Writing., No Waiver., Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender.

(b) The Lender shall not by any act (except by a written instrument pursuant to paragraph 10 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14.   Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.   Successors and Assigns. This Guarantee shall be binding upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns.

16.   Submission to Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) irrevocably and unconditionally appoints CT Corporation System (the "New York  Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York,

5

New York 10011, as its agent to receive on behalf of the Guarantor and its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding in any such New York State or U.S. federal court and agrees promptly to appoint a successor New York Process Agent in New York City (which successor New York Process Agent shall accept such appointment in writing prior to the termination, for any reason, of the appointment of the initial New York Process Agent) and promptly to provide written notice to the Lender of the appointment of such successor New York Process Agent. In any such action or proceeding in such New York State or U.S. federal court sitting in New York City, such service may be made on the Guarantor by delivering a copy of such process to the Guarantor in care of the appropriate New York Process Agent at such New York Process Agent's address. The Guarantor hereby irrevocably and unconditionally authorizes and directs such New York Process Agent to accept such service on its behalf;

(d) consents to service of process in the manner provided for notices in Section 9.10 of the Receivables Agreement and agrees that nothing in this Guarantee shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

17. Waiver of Immunities. To the extent that the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Guarantee. The Guarantor hereby agrees that the waivers set forth in this Section shall have the fullest extent permitted under the U.S. Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

18. Judgment Currency. The obligations of the Guarantor under this Guarantee and the obligations to make payments to the Lender shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency, such party may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such documented loss, and if the amount of Dollars so purchased exceeds the sum originally due to the Lender, as the case may be, such party agrees to remit promptly to the Guarantor such excess.

19. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

6

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as a deed by its duly authorized officer as of the day and year first above written.

AEGEAN MARINE PETROLEUM NETWORK, INC.

By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

AEGEAN MARINE PETROLEUM S.A.

42 Hatzikiriakou Street 1
85 38 Piraeus
Greece
Attention: Spyros Fokas
Telephone: +30 210-458-6000
Fax: +30 210-458-6243
Email: sfokas@ampni.com

With a copy to:
Seward & Kissel LLP
1 Battery Park Plaza
New York, NY 10004
Attention: Gary J. Wolfe
Telephone: 212-574-1200
Fax: 212-480-8421

7

Execution Version

EXHIBIT F

FORM OF NOTE

EXHIBIT F

FORM OF NOTE

[date]

US$•	[place]

For value received, AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in Liberia (the "Borrower"), promises to pay to the order of Deutsche Bank AG, New York Branch (the "Lender"), the principal sum of • US Dollars (US$•) or such lesser amount as shall equal the amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Promissory Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest hereof shall bear interest at the Post-Default Interest Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Deutsche Bank AG, New York Branch, 60 Wall Street, New York, New York 10005, or such other address as may be specified from time to time pursuant to the Credit Agreement.

All Advances made by the Lender, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Promissory Note is the "Note" referred to in the Receivables Assignment and Security Agreement of even date herewith by and between the Borrower and the Lender (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys' fees, in the event this Note is collected by law or through an attorney at law.

The Borrower hereby waives presentment, demand, protest, notice of demand and nonpayment, and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, by its duly authorized officer as of the day and year first above written.

AEGEAN MARINE PETROLEUM S.A. By: ___________________________________ Name: Title:

2

SCHEDULE OF ADVANCES

Date	Principal Amount

3

Execution Version

EXHIBIT G

FORM OF SUPPLEMENTAL ASSIGNMENT

EXHIBIT G

FORM OF SUPPLEMENTAL ASSIGNMENT AGREEMENT

[Date]

To: Deutsche Bank AG, New York Branch, as Lender

Section 1.  Reference is made to the Receivables Assignment and Security Agreement dated as of September 21, 2010 (the "Credit Agreement") between Aegean Marine Petroleum S.A. (the "Borrower") and Deutsche Bank AG, New York Branch (the "Lender"). Terms used but not defined herein shall have the respective meanings assigned to such terms, including by reference, in the Credit Agreement.

Section 2.  The Borrower has entered into the Underlying Contracts described in Exhibit A hereof creating Accounts Receivable ("Supplemental Accounts Receivable"), and the Borrower has satisfied, with respect to such Supplemental Accounts Receivable, each of the conditions set forth under the definition of Eligible Receivables in the Credit Agreement. The Borrower wishes that the Receivables Rights (as defined below) arising from such Supplemental Accounts Receivable qualify as Eligible Receivables under the Credit Agreement.

Section 3.   In further consideration of and as security for the Obligations, the Borrower hereby assigns, pledges and grants to the Lender a security interest in all its right, title and interest in and to the following property, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence: (a) the Supplemental Accounts Receivable, Collections and all monies due or to become due under such Supplemental Accounts Receivable, including all Related Rights and Property (collectively, the "Receivables Rights"); (b) all instruments or chattel paper (each as defined in the Uniform Commercial Code) evidencing or representing the Receivables Rights; and (c) all proceeds (including insurance proceeds), products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Borrower described in this Section 3 and all cash proceeds of any collection or other realization of all or any part of the Collateral, all as referred to in the Credit Agreement and on the applicable terms contained therein.

Section 4.   This Supplemental Assignment is supplemental to the Credit Agreement and is executed and delivered as provided in the granting clause set forth in Section 3 thereof.

Section 5.   The Borrower hereby represents and warrants to the Lender that each of the Supplemental Accounts Receivable is an Eligible Receivable.

Section 6.   This Supplemental Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

AEGEAN MARINE PETROLEUM S.A. By: _____________________________ Title: By: _____________________________ Title:

Accepted:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:  _______________________
Title:

By:  _______________________
Title:

2

Execution Version

ATTACHMENT TO EXHIBIT G

Exhibit A

SUPPLEMENTAL ACCOUNTS RECEIVABLE

Execution Version

EXHIBIT H

FORM OF IRREVOCABLE PAYMENT INSTRUCTION

EXHIBIT H

FORM OF IRREVOCABLE PAYMENT INSTRUCTION

Pay to the account of Deutsche Bank AG, New York Branch as follows:

For payments in US Dollars:
Deutsche Bank Trust Company Americas
ABA: 021001033
CHIPS BANK: 0103
SWIFT: BKTRUS33,
Acct: 04-882-039
Ref: Aegean

For payments in EURO:
Deutsche Bank AG, Frankfurt
Acct: 175389600
IBAN: DE25500700100175389600
Branch No.: 100
Sort code: 50070010
BIC/SWIFT: DEUTDEFFXXX
Account holder: Aegean Marine Petroleum S.A.

Execution Version

EXHIBIT I -1

FORM OF CONTROL AGREEMENT

DOLLAR COLLECTION ACCOUNT

EXHIBIT I-1
DEPOSIT ACCOUNT CONTROL AGREEMENT

This DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Control Agreement"), dated as of September 21, 2010, by and among Aegean Marine Petroleum S.A. (the "Pledgor"), Deutsche Bank AG, New York Branch (the "Secured Party") and Deutsche Bank Trust Company Americas (the "Bank"), is delivered pursuant to the Receivables Assignment and Security Agreement between the Pledgor and the Secured Party dated as of September 21, 2010, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Bank hereby confirms and agrees that (i) the Bank has established for the Pledgor and maintains the deposit account(s) listed in Schedule 1 annexed hereto (such account(s), the "Designated Accounts" and each a "Designated Account"), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) the Bank is a "bank," as such term is defined in the UCC, and (iv) each Designated Account is a "deposit account" as such term is defined in Article 9 of the UCC.

Section 2. Control. The Bank shall comply with instructions originated by the Secured Party without further consent of the Pledgor or any person acting or purporting to act for the Pledgor being required, including, without limitation, directing disposition of the funds in each Designated Account. It is understood and agreed that until this Control Agreement is terminated in accordance with the terms hereof, the Bank shall not comply with instructions originated by the Pledgor or any person other than the Secured Party without the express consent of the Secured Party to each such instruction.

Section 3. Subordination of Lien; Waiver of Set-Off.

(a)           The Bank hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, any Designated Account or any funds therein it now has or subsequently obtains shall be subordinate to the security interest of the Secured Party in the Designated Accounts and the funds therein or credited thereto. The Bank agrees not to exercise any present or future right of recoupment or set-off against any of the Designated Accounts or to assert against any of the Designated Accounts any present or future security interest, banker's lien or any other lien or claim (including claim for penalties) that the Bank may at any time have against or in any of the Designated Accounts or any funds therein; provided, however, that nothing herein constitutes a subordination or waiver of, and Bank expressly reserves all of, its present and future rights (whether described as rights of setoff, banker's lien, chargeback or otherwise and whether available to Bank at law, in equity, under the UCC) with respect to (i) the face amount of any Returned Items (as defined below), (ii) all amounts due to the Bank in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees, (iii) the amount of any overdrafts in the Designated Accounts, (iv) the amount of any credit to the Designated Accounts made in error, and (v) obligations and liabilities arising out of any cash management or deposit services provided by Bank in connection with the Designated Accounts including, but not limited to, Automated Clearing House transactions ("ACH"), payroll services, and controlled disbursement services. The Secured Party acknowledges and agrees that its security interest in the Designated Accounts is subordinate to the rights reserved by Bank in this paragraph.

(b)           Bank will charge the Designated Accounts for check or other items deposited to the Designated Accounts that are returned unpaid or returned for any reason (collectively, "Returned Items"). If Bank is not reimbursed in full for Returned Items or reimbursed in full for any amounts described in clauses (ii) through (v) of Section 3(a) above (collectively, "Fees") within five business days after giving notice therefor to the Pledgor, then Secured Party agrees to reimburse the Bank for any such deficiency upon the Secured Party's receipt of written demand therefor (accompanied by evidence reasonably satisfactory to Secured Party of such deficiency); provided that (i) with respect to any Returned Items (x) such reimbursement will be made solely to the extent proceeds of such Returned Items were received by the Secured Party directly or indirectly, including instructing that such funds be directed to another person and (y) any such demand is received by Secured Party within 60 days after proceeds of such Returned Items were originally paid; and (ii) with respect to any such Fees, any such demand is received by Secured Party within 60 days after such Fees, irst became due and payable by Pledgor to Bank.

Section 4. Limitation of Liability. The Bank shall not be liable for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder or for its decisions in the absence of gross negligence or willful misconduct on its part. In no event shall the Bank be liable for (i) special, consequential or punitive damages, (ii) losses due to forces beyond the control of the Bank, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or (iii) the acts of omissions of its agents so long as the selection of such agents was not grossly negligent or an act of willful misconduct.

Section 5. Indemnification of Bank by Pledgor. The Pledgor hereby agrees to indemnify and hold harmless the Bank, its directors, officers, agents and employees from any and all claims, causes of action, lawsuits, demands, loss, liability, cost, damage or expense incurred by Bank (including reasonable attorneys' fees and disbursements) in any way arising out of or related to this Control Agreement, except to the extent caused by Bank's gross negligence or willful misconduct. The provisions of this Section shall survive the termination of this Control Agreement.

Section 6. Indemnification of Bank by Secured Party. Secured Party hereby agrees to indemnify and hold harmless the Bank from any and all loss, liability, cost, damage and expense claimed or incurred by Bank (including reasonable attorneys' fees and disbursements) in any way arising out of or related to Bank's acting on any notice, orders or instructions concerning the Designated Accounts given to Bank by Secured Party, except to the extent caused by Bank's gross negligence or willful misconduct. The provisions of this Section shall survive the termination of this Control Agreement.

Section 7. Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial, Etc.

(a) THIS CONTROL AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES THEREOF), AND ANY DISPUTE ARISING OUT OF OR RELATING TO THE MATTERS CONTEMPLATED BY THIS CONTROL AGREEMENT SHALL BE DETERMINED PURSUANT TO SUCH LAWS. The law governing the perfection and priority of the Secured Party's security interest in the Deposit Accounts shall be the law of the State of New York, which State shall also be the "jurisdiction" of the Bank within the meaning of Section 9-304 of the NY UCC.

2

(b)           In the event of any litigation arising out of or relating to the matters contemplated by this Control Agreement, each party hereto (a) agrees to the exclusive jurisdiction and venue of courts of competent jurisdiction located in the State of New York, City and County of New York, (b) agrees that such courts are convenient forums, and (c) irrevocably submits to the personal jurisdiction of such courts. Each party hereby waives personal service of process and consents that service of process upon it may be made by certified mail or registered mail, return receipt requested, or by any reputable overnight delivery service (such as Federal Express or DHL) directed to it at the address set forth in Section 12 below. In addition, the parties each waive trial by jury in any action or proceeding arising out of or in connection with the subject matter of this Control Agreement and, except as otherwise specifically provided herein, any right to seek or enforce payment of attorneys' fees. To the extent that any party hereto may have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, such party hereby waives such immunity in respect of its obligations under this Control Agreement.

Section 8. Conflict with Other Agreements; Amendments. The Bank and the Pledgor have not and will not enter into any other agreement with respect to control of the Designated Accounts or purporting to limit or condition the obligation of the Bank to comply with any orders or instructions with respect to any Designated Account as set forth in Section 2 hereof without the prior written consent of the Secured Party acting in its sole discretion. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 9. Notice of Adverse Claims. Except for the claims and interest of the Secured Parties and of the Pledgor in the Designated Accounts, the Bank on the date hereof does not know of any claim to, security interest in, lien on, or encumbrance against, any Designated Account or in any funds credited thereto and does not know of any claim that any person or entity other than the Secured Party has been given control (within the meaning of Section 9-104 of the UCC) of any Designated Account or any such funds. If the Bank becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any funds in any Designated Account, the Bank shall promptly notify the Secured Party and the Pledgor thereof.

Section 10. Statements and Confirmations. The Bank agrees to send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account simultaneously to the Pledgor and the Secured Party at the address set forth in Section 12 hereof. The Pledgor consents to the Bank's release of such account information to the Secured Party.

Section 11. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

Section 12. Notices. (a) Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or after being sent by recognized international courier service, on the date of receipted delivery thereof, addressed to the party at the address set forth below.

(i)   If to Secured Party:

3

Deutsche Bank AG, New York Branch
60 Wall Street, 26th Floor
New York, New York 10005, USA
Attention: John Padwater / Thomas Sakellariou Telephone: (212) 250-1057 / (212) 250-4412
Fax: (212) 797-0473

(ii)   If to Pledgor:

Aegean Marine Petroleum

42 Hatzikiriakou Street
185 38 Piraeus, Greece
Attention: Spyros Fokas
Telephone: +30 210-458-6000
Fax: +30 210-458-6243
Email: sfokas@ampni.com

(iii)   If to Bank:

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor
New York, New York 10005, USA
Attention: John Padwater / Thomas Sakellariou Telephone: (212) 250-1057 / (212) 250-4412
Fax: (212) 797-0473

(b)
Any communication made by a party to the other parties under this Agreement shall be deemed delivered if delivered by: (i) recognized international courier service, on the date that such communication shall have been delivered to the relevant party as receipted by such courier service; (ii) receipted delivery service, on the date and time that such communication shall have been delivered to the relevant party and receipted by the delivery service; or (iii) telecopier facsimile transmission, on the date and at the time that such communication shall have been delivered to the relevant party and receipt of such delivery shall have been acknowledged by the recipient telecopier equipment. Notwithstanding the provisions of the preceding sentence, any communication hereunder to the Bank that is an instruction delivered to the Bank and made by (or believed by the Bank in good faith to be made by) the Pledgor or the Secured Party shall be deemed received if delivered before 2:00 PM Eastern time on a banking day or, if such communication were delivered after 2:00 PM Eastern time on a banking day or delivered on a day that is not a banking day, then such communication shall be deemed delivered at the Bank's opening of its business on the next succeeding banking day. A "banking day" means any day other than any Saturday or Sunday or other day on which the Bank is authorized or required by law to close.

(c)
Any instruction delivered to the Bank shall be implemented by the Bank by the close of the Bank's business on the banking day that shall be two (2) banking days after the banking day on which such instruction was received by the Bank.

Any party may change its address for notices in the manner set forth above.

4

Section 13. Termination.

(i) Except as otherwise provided in this Section 13, the obligations of the Bank hereunder and this Control Agreement shall continue in effect until (a) the security interests of the Secured Party in the Designated Accounts and any and all funds therein have been terminated pursuant to the terms of the Security Agreement and the Secured Party has notified the Bank of such termination in writing; or (b) the Bank receives a written notice at least ten days prior to the desired termination date, signed by both Pledgor and Secured Party.

(ii) The Bank, acting alone, may terminate this Control Agreement at any time and for any reason by written notice delivered to the Secured Party and the Pledgor not less than sixty days prior to the effective termination date.

(iii) Prior to any termination of this Control Agreement pursuant to this Section 13, the Bank hereby agrees that it shall promptly take, at Pledgor's sole cost and expense, all reasonable actions necessary to facilitate the transfer of any funds in the Designated Accounts as follows: (a) in the case of a termination of this Control Agreement under Section 13(i), to the institution designated in writing by Pledgor and the Secured Party; and (b) in all other cases, to the institution designated in writing by the Secured Party.

Section 14. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 15. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page counterpart to this Agreement via telecopier facsimile transmission shall be effective as if it were delivery of a manually delivered, original, executed counterpart thereof. This Agreement can be modified or amended only by written agreement of all of the parties hereto evidencing such modification or amendment.

[signature page follow)

5

IN WITNESS WHEREOF, the parties hereto have executed this Control Agreement by their duly authorized officers as of the day and year first above written.

AEGEAN MARINE PETROLEUM S.A., as Pledgor By: _______________________________ Name: _____________________________ Title: ______________________________
By: _______________________________ Name: _____________________________ Title: ______________________________

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Secured Party

By:  _______________________________
Name:  _____________________________
Title:  ______________________________

By:  _______________________________
Name:  _____________________________
Title:  ______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Bank

By:  _______________________________
Name:  _____________________________
Title:  ______________________________

By:  _______________________________
Name:  _____________________________
Title:  ______________________________

Schedule 1
Designated Account

Account Number: 04-882-039, ABA: 021001033, SWIFT: BKTRUS33, CHIPS BANK: 0103, Ref Aegean, maintained by the Secured Party in the name of the Pledgor, with the Bank.

Execution Version

EXHIBIT I -2

FORM OF CONTROL AGREEMENT

EURO COLLECTION ACCOUNT

Exhibit 1-2

Deutsche Bank
Deutsche Bank
Aktiengesellschaft
154A

- hereinafter the »Bank« -

Pledge of Credit Balances

Aegean Marine Petroleum S.A.
Borrower (indicate even if Borrower and Pledgor are identical)

Aegean Marine Petroleum S.A
Pledgor

…………………………

1.           0bject of the Pledge

The Pledgor hereby pledges (verpfandet) to the Bank

-	the balances (including interest) from time to time standing to the credit of the following accounts maintained with the Bank:

Description of account/accounts

Deutsche Bank AG, Frankfurt, Acct: 175389600, IBAN: DE25500700100175389600, Branch No.: 100 Sort code: 50070010, BIC/SWIFT: DEUTDEFFXXX, Account holder: Aegean Marine Petroleum S.A.

2.           Purpose of Pledge (Sicherungszweck)

☒           The pledge shall secure the claims of the Bank against the Borrower under the credit agreement specified below, even if the agreed term of the credit is extended.

Description of the Bank's claims against the Borrower

Receivables Assignement and Security Agreement dated September 21, 2010

☒	(1)	The pledge shall secure all existing, future and contingent claims arising from the banking relationship which the Bank with all its domestic and foreign offices has against the Borrower.
☒	(2)
If the Borrower has assumed a liability for another customer's obligation towards the Bank (e.g. as surety), the pledge shall not secure the debt resulting from the liability incurred before the maturity of the debt and only if the Pledgor is also the Borrower.

2a.         "Rights of the Pledgee".

It is understood that until the termination of the pledge the Pledgor may not dispose of the pledged credit balances without the express consent of DB NY to each of its instructions. The Pledgor requests the account-holding office to provide DB NY with copies of the account statements and to allow DB NY view only access to the Fund Management System.

3.           Bank's Right of Realization

(1) The Bank is entitled to realize the objects of the pledge if the Borrower is in default (Verzug) of payments due on the claims secured pursuant to Section 2 hereof, has suspended payments or has filed for the commencement of insolvency proceedings over his assets. The Bank will take this action only to the extent necessary for the settlement of overdue claims.

(2) The Bank will notify the Pledgor in advance of the realization of the objects of the pledge in writing and will set a deadline at the same time. Such deadline will be at least one week if the conclusion of this agreement constitutes a commercial transaction within the scope of the commercial enterprise (Handelsgeschaft) of the Pledgor. In all other cases the deadline will be one month. In the notice to the Pledgor the Bank will state the amount for which the realization is to take place. Notice and setting of a deadline will not be required where the Pledgor has suspended payments or has filed for the commencement of insolvency proceedings over his assets.

4.           Additional Provisions if Borrower and Pledgor are not identical

a)   Waiver of set-off
The Pledgor will not be entitled to the defence, that the Bank could satisfy its claims by setting-off against claims of the Borrower which are due (waiver of Pledgor's defence of set-off pursuant to Sections 1211, 770 subsection 2 German Civil Code (Verzicht auf die Einrede der Aufrechenbarkeit nach §§ 1211, 770 Abs. 2 BGB)), unless such counter claim of the Borrower is unchallenged or ascertained by a legally binding final decision.

b)   Transfer of collateral
(1) If the Pledgor has satisfied secured claims of the Bank, the following shall apply: the Pledgor will be entitled to demand transfer of the collateral provided by the Borrower only after the claims secured by the pledge have been fully satisfied and the collateral to be transferred no longer serves as security for other claims of the Bank. Collateral provided by third parties will be transferred to the respective provider of collateral unless otherwise agreed with the provider of collateral.
(2) To the extent collateral is transferred to the Pledgor by operation of law, such provisions of law shall not be affected by this agreement. If the claims of the Bank exceed the proceeds from realization and the collateral transferred to the Pledgor by operation of law also serve as collateral for the exceeding claims of the Bank, the Bank's right of satisfaction through realization shall rank senior the the Pledgor's rights.
(3) Nothing contained in this agreement shall affect the Pledgor's claims, if any, against other providers of collateral for compensation and transfer of collateral.

5.           Legal Validity

Should any provision of this agreement be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

6.           Governing Law, Place of Jurisdiction

All rights and obligations arising from this agreement shall in all respects be governed exclusively by the laws of the Federal Republic of Germany. Place of jurisdiction is Frankfurt/Main, Germany; the Pledgor and the Borrower may, however, also be sued before any other competent court.

Place, Date	Signature of the Pledgor(s)

Internal notes of the Bank	Branch/Account/Sub-account no

…………………..

Pledgor has received a copy of the Pledge Agreement

Signatures of the responsible Bank officers
Signature and authorization checked:

Signatures of the responsible Bank officers
.

Execution Version

EXHIBIT J

SERVICING AGREEMENT

EXHIBIT J

SERVICING AGREEMENT

THIS SERVICING AGREEMENT (this "Agreement") is made as of September 21, 2010, by and between Aegean Marine Petroleum S.A., a company incorporated in Liberia ("Borrower" or, in its capacity as initial servicer hereunder, "Servicer"), and Deutsche Bank AG, New York Branch, a German banking corporation ("Lender").

A.           Lender desires to have Servicer administer and service the Assigned Receivables commencing on the Closing Date until the Program Termination Date, and Servicer desires to so administer and service such Assigned Receivables, all pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Servicer and Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Certain Definitions. Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in that certain Receivables Assignment and Security Agreement dated the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), by and between Borrower and Lender.

Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Guarantor and its Subsidiaries.

Section 1.03 References. Unless otherwise indicated, references in this Agreement to "articles," "exhibits," "schedules," "sections," and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

Section 1.04 Terminology.  The terms "herein," "hereof," and
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Program Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in New York City, New York, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue," be "continuing," or "in existence" until such Event of Default has been waived in writing by Lender or cured.

Whenever the phrase "to the best of Servicer's knowledge" or words of similar import relating to the knowledge or the awareness of the Servicer are used herein, such phrase shall mean and refer to the actual knowledge of a Responsible Officer of Servicer. All references to "acceptable" or "satisfactory" shall, unless expressly provided otherwise, be deemed to mean "reasonably acceptable" or "reasonably satisfactory." All calculations of money values shall be in Dollars. To the extent that any party hereto shall have the right to consent to the taking of any action hereunder, such consent shall not be unreasonably withheld or delayed (unless otherwise specifically indicated).

ARTICLE II
SERVICES AND PROCEDURES

Section 2.01 Services. Subject to the terms of this Agreement and commencing on the Closing Date, Servicer shall provide, using the same degree of skill and attention that Servicer exercises with respect to its Accounts Receivable that are not Assigned Receivables and, except as otherwise expressly noted herein, in all material respects in accordance with the written credit and collection policies and procedures delivered to Lender on or before the Closing Date (as the same may be amended from time to time as provided herein, the "Policies and Procedures"), all of the services with respect to the Assigned Receivables as Servicer provided with respect to its own Accounts Receivable immediately prior to the date hereof and as otherwise provided herein, including the servicing, processing, collection, and administration of the Assigned Receivables on the terms provided in this Agreement and the services specifically undertaken by the Servicer in this Agreement with respect to the services listed on Exhibit A hereto (collectively, the "Services").

Section 2.02 Policies and Procedures. Subject to the provisions of Section 2.03, Servicer shall specifically identify, and provide access to, those of Servicer's manuals and records in which the Policies and Procedures are codified or documented and permit inspection of the same by Lender or as required by law or regulatory authorities.

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Section 2.03 Access to Premises; Assistance. (a) During the term of this Agreement, Servicer will, (i) so long as there is then no Servicing Agreement Termination Event or Event of Default in existence, during Servicer's regular business hours and with reasonable prior notice, not more than once per year, and (ii) during the existence of a Servicing Agreement Termination Event or an Event of Default, at any time during Servicer's regular business hours and with reasonable prior notice, provide Lender (or its designee) with access (a) to the location where the Services are being performed; (b) to those of Servicer's employees providing Services and (c) to all facilities, data, applicable software, records, files and Books and Records relating to the Assigned Receivables and their Related Rights and Property, for the purpose of monitoring compliance with this Agreement; provided that so long as there is then no Servicing Agreement Termination Event or Event of Default, the inspection of the Servicer's facilities, data, software, records, files and other Books and Records and access to the Servicer's employees as contemplated by this Section 2.03 shall be limited to a review of those matters described in the Scope of Audit attached hereto as Exhibit B. No Person shall be granted such access unless such Person is bound (directly or indirectly) by Section 7.04 or by an effective confidentiality agreement with such conforming changes as are necessary to reflect the agreement of Servicer and such Person; provided, however, that such Person and Servicer may, but neither shall be obligated to, agree on different terms respecting such confidential treatment. In no event shall the Servicer be required to disclose any information contemplated by this Section 2.03 to Lender or any other Person if the disclosure of such information would violate any law or regulation applicable to the Servicer or the Assigned Receivables and the Related Rights and Property or would violate any obligation of confidentiality owed by the Servicer to any other Person that is not an Affiliate of the Servicer.

(b) Servicer shall furnish to Lender from time to time such additional information regarding the Collateral as Lender shall reasonably request.

Section 2.04 Collection of Assigned Receivables. (a) Except as specifically provided in this Agreement, Servicer shall undertake on Lender's behalf to collect all payments of Assigned Receivables in accordance with the Policies and Procedures. Servicer shall not have the power and authority to permit or agree to any Deduction, except in accordance with the Policies and Procedures, without Lender's prior written consent. Servicer shall instruct with effect from the Effective Date, all Account Debtors of the Assigned Receivables that pay by wire transfers of funds, automated clearing house ("ACH") entries, credits from merchant card transactions and other electronic funds transfers to remit their payment on the Assigned Receivables to the Dollar Collection Account or the Euro Collection Account, as the case may be.

(b) Upon receipt by a Responsible Officer of Servicer of a petition filed in bankruptcy by an Account Debtor of an Assigned Receivable, Servicer shall notify Lender of the petition within two Business Days.

Section 2.05 Servicing of Accounts. From the Closing Date through the Program Termination Date, Servicer shall maintain all information relating to the Assigned Receivables in a format that will allow Servicer to segregate the Assigned

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Receivables from other Accounts Receivables owned by Servicer, so that access to such information is readily available and each Assigned Receivable is readily identified.

Section 2.06 Compliance With Laws; Notice of Litigation. Servicer shall provide all Services in compliance in all material respects with applicable international, federal, and state laws and regulations. Servicer shall promptly advise Lender in writing of any actual or threatened litigation or regulatory investigation of which it has knowledge and which relates to the Assigned Receivables, their Related Rights and Property, or the Program Documents to the extent such litigation or investigation could reasonably be expected to have a Material Adverse Effect.

Section 2.07 Maintenance of Business and Personnel. Throughout the term hereof, Servicer shall preserve its business organization and business (as conducted on the Closing Date) and keep available the equipment, facilities, and work force of personnel of a quality and quantity capable of rendering Services in accordance with the Policies and Procedures and at a level of quality comparable to the services it currently provides with respect to the collection of its Accounts Receivable.

Section 2.08 Negative Covenants.

(a) Legal Action. The Servicer shall, at Lender's sole expense, to the full extent permitted by law, have the power and authority, on behalf of Lender, to take or cause to be taken any action in respect of the Assigned Receivables as the Servicer may deem advisable; provided, however, that the Servicer shall take no enforcement action (judicial or otherwise) with respect to an Assigned Receivable, except in accordance with the Policies and Procedures or as otherwise may be necessary, in the Servicer's judgment, to maximize Collections on the Assigned Receivables; and provided, further, after a Servicing Transfer, Servicer shall not initiate any litigation with respect to collection of any Assigned Receivable without prior approval of Lender. Servicer shall apply or cause to be applied at all times before a Servicing Transfer, the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Assigned Receivable as is applied and followed with respect to Accounts Receivable owned and serviced for its own account.

(b) Other Action. Servicer shall not amend, terminate, or otherwise modify any terms or conditions of any Assigned Receivable or its related Underlying Contract (to the extent applicable to such Assigned Receivable) except in accordance with the Policies and Procedures or as otherwise may be necessary, in the Servicer's judgment, to maximize Collections on the Assigned Receivables.

(c) Change in Policies and Procedures. During the term hereof, Servicer shall not make any change in the Policies and Procedures in any material respect without Lender's written consent, which consent shall not be unreasonably withheld or delayed.

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(d) Change in Scheduled Maturity Date. Servicer will not extend a Scheduled Maturity Date if doing so would cause any Account Receivable to no longer be an Eligible Receivable.

Section 2.09 Notice of Servicer Defaults or Breaches. Servicer shall, within five Business Days of becoming aware of any Servicer default or breach, as the case may be, in accordance with Section 4.01(c)(i), 4.01(c)(ii) and 4.01(c)(iii), notify Lender of any such default or breach.

ARTICLE III
PAYMENTS AND SETTLEMENT

Section 3.01 Settlement. Servicer shall prepare and deliver to Lender on each Preparation Date (with all data to be included therein to be calculated as of the opening of business on such Preparation Date), (a) a fully completed and executed report, in form substantially similar to Exhibit C, attached hereto and made a part hereof, certified by a financial officer of Servicer (each, a "Receivables Report") and (b) a fully completed and executed report, in form substantially similar to Exhibit D, attached hereto and made a part hereof, certified by a financial officer of Servicer (each, a "Remittance Report"). Each Receivables Report and Remittance Report shall be delivered no later than 3:00 P.M. (New York time) on each Preparation Date and shall be accompanied by copies of all supporting documentation and such additional back-up information, in each case, as Lender shall reasonably request and is reasonably available to Servicer.

Section 3.02 Collections.  Servicer will deposit into the Payment Account on each Settlement Date, Collections on the Assigned Receivables to the extent necessary to make the payments described in Section 2.08 of the Credit Agreement (but only to the extent of Collections received by the Servicer for such Remittance Period). Servicer shall not be required to deposit into the Payment Account any Collections otherwise payable to the Borrower pursuant to Section 2.08 of the Credit Agreement. During the continuation of any Event of Default, Servicer shall, at the request of Lender, within two Business Days after receipt, forward, or cause to be forwarded, to the Payment Account all Collections received by Servicer related to the Assigned Receivables to the extent necessary to make the payments described in Section 2.08 of the Credit Agreement. In the event Lender receives funds relating to any Account Receivable which is not an Assigned Receivable, Lender shall within five Business Days after receipt, forward, or cause to be forwarded, to Servicer all such funds. The obligation to transmit funds shall survive termination of this Agreement. Servicer hereby appoints and empowers Lender as its true and lawful attorney-in-fact solely to endorse any check or instrument made payable to Servicer and submitted as payment on any Assigned Receivable.

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ARTICLE IV
TERM AND TERMINATION; REPLACEMENT

Section 4.01 Term and Termination; Replacement.

(a) Term. Except as otherwise provided herein, this Agreement shall commence on the Closing Date and shall continue in full force and effect until the Program Termination Date, as such date shall be extended from time to time with the consent of the Servicer. The termination of this Agreement shall not terminate, affect, or impair any rights, obligations, or liabilities of either party hereto which may accrue prior to such termination or which, under the terms of this Agreement, continue after the Program Termination Date.

(b) Early Termination. This Agreement may be terminated, reserving all other remedies and rights hereunder in whole or in part, by Lender upon the occurrence of a Servicing Agreement Termination Event; provided that, in either case, no termination of this Agreement shall be effective until Lender shall have received written notice of such intent to terminate and shall have consented to such termination, which consent shall not be delayed beyond that time required for Lender to engage the services of a successor Servicer. Servicer may not resign from its obligations and duties imposed hereunder except upon a determination that (i) its duties hereunder are no longer permissible under applicable law, regulation or order and (ii) there is no reasonable course of action which the Servicer could take to make the performance of its duties permissible under applicable law, regulation or order.

(c) For purposes of this Agreement, a "Servicing Agreement Termination Event" shall mean the occurrence of any one or more of the following events:

(i) Servicer fails to make a payment in accordance with the provisions hereof when such payment becomes due and payable and such failure continues for a period of five Business Days; provided that (A) if such failure is a result of any failure in the payment transmission services used by the Servicer however caused (a "Systems Failure"), notified by the Servicer to Lender prior to such payment becoming due or as soon as possible thereafter, (B) such Systems Failure is continuing and arises as a result of circumstances beyond the control of the Servicer and (C) there are no other means then reasonably available to the Servicer to make such payment, such failure to make such payment shall not constitute a Servicing Agreement Termination Event; or

(ii) Except as provided in the preceding clause (i), Servicer defaults in the performance of any of its other duties or obligations under this Agreement and such default is not cured within 20 days from the date on which (A) written notice thereof has been given to Servicer or (B) Servicer otherwise becomes aware of any such default from Lender; or

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(iii)  Servicer shall commence (or be consolidated with) a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(iv) an involuntary case or other proceeding shall be commenced against (or seek to include as a consolidated party) Servicer seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(v) any representation or warranty made by Servicer herein is determined to have been false in any material respect when made.

(d)           If at any time a Servicing Agreement Termination Event shall have occurred and be continuing, Lender may, by notice in writing to the Servicer, terminate the Servicer's capacity as Servicer in respect of the Assigned Receivables (such termination referred to herein as a "Servicing Transfer") After a Servicing Transfer, Lender may itself administer, service and collect the Assigned Receivables. Alternatively, Lender may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Assigned Receivables.

ARTICLE V
INDEMNIFICATION

Section 5.01 Servicer's Indemnification Obligations. Servicer shall be liable to and shall indemnify, defend, and hold each of Lender and its respective officers, directors, employees, subcontractors and permitted assigns, harmless from and against any and all Losses arising from or relating to (a) a breach of any representation, warranty, or covenant made by Servicer hereunder, (b) failure by Servicer to perform its obligations hereunder; or (c) the failure by Servicer or its agents, directors, officers, servants, or employees to comply with any U.S. or foreign, federal, state, or local law or regulation; provided, however, that (x) Servicer shall not be required to indemnify any of the

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aforementioned indemnitees (each, an "Indemnitee") for Losses arising from such Indemnitee's own negligence or willful misconduct and (y) nothing in this Article V shall be deemed to provide indemnification to any party for credit losses due to defaulted Accounts Receivable.

Section 5.02 Survival of Indemnification Obligations. The obligations of the parties set forth in this Article V shall survive the Program Termination Date and the earlier resignation or removal of such party.

ARTICLE VI
MISCELLANEOUS

Section 6.01 Cooperation. Lender shall furnish or cause to be furnished to Servicer all powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing duties hereunder. Each party shall provide such reasonable cooperation and assistance to the other party as may be necessary to enable Servicer to perform the servicing obligations hereunder and to enable Lender to monitor the Assigned Receivables and the servicing obligations of Servicer.

Section 6.02 Notices. All notices and other communications by Servicer, or Lender hereunder shall be in writing to the other parties and shall be deemed to have been duly given when (i) delivered in person, (ii) two Business Days after delivery to an overnight courier service, receipt requested, (iii) when sent if sent via telecopy transmission, receipt requested or (iv) three days after being posted when posted by the United States registered or certified mail, with postage prepaid, addressed as follows:

If to Lender, to:

Deutsche Bank AG, New York Branch
60 Wall Street, 26th Floor
New York, New York 10005, USA
Attention: John Padwater / Thomas Sakellariou
Telephone: (212) 250-1057 / (212) 250-4412
Fax: (212) 797-0473

If to Servicer, to:

Aegean Marine Petroleum S.A.
42 Hatzikiriakou Street
185 38 Piraeus, Greece
Attention: Spyros Fokas
Telephone: +30 210-458-6000
Fax: +30 210-458-6243
Email: sfokas@ampni.com

With a copy to:

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Seward & Kissel LLP
1 Battery Park Plaza
New York, NY 10004
Attention: Gary J. Wolfe Telephone: 212-574-1200 Fax: 212-480-8421

or in accordance with such other address information as the party to receive notice (or copy thereof) may provide in writing to the other party in accordance with the above notice provisions. Any notice given by any other method will be deemed to have been duly given upon receipt thereof.

Section 6.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Servicer may not assign or otherwise transfer any of its rights under this Agreement.

Section 6.04 Confidentiality.

(a)  Each party hereto agrees to the following confidentiality terms (with it being understood that, for purposes of this Section 6.04, the "Recipient" shall mean the Person to whom any Confidential Information is provided, the "Provider" means the Person who provides such Confidential Information to the Recipient, and "Confidential Information" (as further defined below) means the Confidential Information of the Provider):

(i)   The Recipient will receive, maintain and hold the Confidential Information in confidence and will use at least the same level of care in safeguarding the Confidential Information that it uses with respect to other confidential information in its possession but in no event less than reasonable care under the circumstances;

(ii)   The Recipient agrees to take all steps reasonably necessary and appropriate to ensure that its employees or other persons to whom disclosure is authorized hereunder treat the Confidential Information as confidential and to ensure that such employees or other persons to whom disclosure is authorized hereunder act in accordance with and abide by the terms of this letter regarding the Confidential Information;

(iii)  The Recipient will use the Confidential Information solely for purposes of the Credit Agreement and matters reasonably related thereto and may disclose Confidential Information to any insurer or credit enhancer that may be involved with the Credit Agreement from time to time; and

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(iv)  The Recipient will not disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble or transfer, directly or indirectly, the Confidential Information, except as authorized in this Section 6.04 or as otherwise authorized in writing by the Provider in conjunction with the Credit Agreement, or unless otherwise agreed by the Provider.

(b) The Recipient agrees that it shall not (without the prior written consent of the Provider) disclose to any third party, except (i) its affiliates, officers, employees and legal counsel on a confidential basis, (ii) as required by law, regulation or other applicable judicial or governmental order, (iii) on a limited basis as is reasonably necessary to prepare any claim or defense arising from or in connection with the Program Documents, or as expressly contemplated in the Program Documents the Confidential Information.

(c) As used herein, "Confidential Information" means all information disclosed or provided by the Provider to the Recipient or its agents or representatives in connection with the Credit Agreement and all information regarding the Provider's business, assets, affiliates, and customers, so long as such information is marked confidential or otherwise of a type considered confidential in the ordinary course of business, but does not include information that: (i) is generally available to the public, (ii) hereafter, through no breach of this Section 6.04 by the Recipient or its agents or representatives, becomes generally available to the public, (iii) corresponds in substance to information furnished to the Recipient hereafter on a non-confidential basis by any third party having a legal right to do so, or (iv) was developed by, or for, the Recipient independently of any disclosure or use of the Confidential Information; provided that, for the avoidance of doubt, each Receivables Report and each Remittance Report shall be deemed to be Confidential Information.

(d) At any time upon the written request of the Provider, the Confidential Information, including all copies and embodiments thereof (including all copies and/or any other form or reproduction and/or description thereof made by the Recipient), in the possession of the Recipient, shall, at Recipient's option, be promptly returned to the Provider or promptly destroyed, except that the portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by the Recipient or its agents, attorneys or employees, oral or electronic Confidential Information, and any Confidential Information not so requested and returned will be held by the Recipient and kept subject to the terms of this letter or destroyed to the extent practicable and permitted by law. Whether the Confidential Information or other embodiments of the Confidential Information is to be returned or destroyed pursuant to this paragraph, such return or destruction shall, upon written request of the Provider, be certified in writing by an authorized officer of the Recipient. The return or destruction of the Confidential Information or other embodiments of the Confidential Information shall not relieve the Recipient of its confidentiality obligations contained in this letter.

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(e) The confidentiality provisions set forth in this Section 6.04 shall (i) survive the Program Termination Date and (ii) terminate upon the earliest to occur of three years after the Program Termination Date or such other date mutually agreed upon by the parties hereto. After such date the Recipient shall at the request of the Provider return any such Confidential Information (but not any derivative analysis, memoranda or other documents based on or using such Confidential Information).

Notwithstanding the foregoing, each party (and each employee, representative or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement or any other Program Document and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such tax treatment and tax structure.

Section 6.05 Severability. In case any one or more of the provisions contained in this Agreement or any of the other Program Documents should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

Section 6.06 Entire Aigment; Amendments and Waivers.  This Agreement, together with the other Program Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter. No provision of this Agreement or any other Program Documents may be amended, restated, supplemented, or otherwise modified except in writing signed by the parties hereto.

Section 6.07 Waivers. One party hereto may, by a signed written notice to the other party hereto (a) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of one party, shall be deemed to constitute a waiver by such party of compliance with any of the representations, warranties, covenants, conditions, or agreements contained in this Agreement. The waiver by one party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 6.08 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard for its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Laws).

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Section 6.09 Relationship of the Parties. The parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create, and shall not be construed to create, a relationship of partner or joint venture or any association for profit between or among any of Lender or Servicer.

Section 6.10 Headings.  The headings contained herein are for convenience of reference only and are not intended to define, limit, expand, or describe the scope or intent of any provisions of this Agreement.

Section 6.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.12 WAIVER OF JURY TRIAL; CONSENT TO  JURISDICTION. SERVICER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 6.13 Submission to Jurisdiction; Waivers. Servicer and Lender hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York sitting in the City of New York, County of New York, the courts of the United States for the Southern District of New York sitting in the County of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) appoints CT Corporation System (the "New York Process Agent"),with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive on its behalf and on behalf of its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding in any such New York State or U.S. federal court and agrees promptly to appoint a successor New York Process Agent in New York City (which successor New York Process Agent shall accept such appointment in writing prior to the termination, for any reason, of the appointment of the initial New York Process Agent) and promptly to provide written notice to the Lender of the appointment of such successor New York Process Agent. In any such action or proceeding in such New York State or U.S. federal court sitting in New York City, County of New York, such service may be made on Servicer by delivering a copy of such process to Servicer in care of the

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appropriate New York Process Agent at such New York Process Agent's address, and a copy of such process shall be forwarded to Servicer at its address or transmission number set forth in Section 6.02. Servicer hereby irrevocably and unconditionally authorizes and directs such New York Process Agent to accept such service on its behalf and promptly to forward a copy of such service to Servicer;

(d) consents to service of process in the manner provided for notices in Section 6.02 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6.13 any special, exemplary, punitive or consequential damages.

Section 6.14 Judgment Currency. The obligations of Servicer under this Agreement and the other Program Documents and the obligations to make payments to the Lender shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency, such party may in accordance with normal banking procedures purchase Dollars with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, Servicer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such documented loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any other Program Document, such party agrees to remit promptly to Servicer such excess.

Section 6.15 Consequential Damages. NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER PROGRAM DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Servicing Agreement on the day and year first above written.

AEGEAN MARINE PETROLEUM S.A.

By:  /s/ Spyridon Fokas
Name: Spyridon Fokas
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:  /s/ Stephen Atallah
Name: Stephen Atallah
Title:

By:  /s/ John Padwater
Name: John Padwater
Title:

(signature page of the Servicing Agreement)

Exhibit A

Services

Servicer shall perform, or shall cause the performance of (to the extent permitted in this Agreement), each of the following (collectively, the "Services"):

(a) Prepare and deliver Receivables Reports as prescribed in the Program Documents;

(b) Cause the Dollar Collection Account and the Euro Collection Account to be maintained in accordance with the Program Documents;

(c) Assist Lender in calculating the Borrowing Base and preparing and delivering each Remittance Report; and

(d) Bill, collect, and process all collections on the Assigned Receivables and otherwise administer to the collection of the Assigned Receivables, including, without limitation, identifying collections, applying collections to particular Assigned Receivables, maintaining aging reports of the Assigned Receivables, and identifying all Designated Receivables.

Exhibit B

Scope of Audit

In respect of the last settlement report for the month specified by the audit, complete the following;

1. Reporting

a)	Select a random sample of five Account Obligors, and reconcile the Accounts Receivable balance of such relevant Account Obligor to the transaction detail

b)	With respect to the Account Obligors selected above, substantiate the Account Receivable balances in the report using invoices

c)	Reconcile the figures for collections in the Dollar Collection Account and the Euro Collection Account (pertaining to the Account Obligor selected in 1.a) to the Account Obligor ledgers

d)
In respect of the above selected Account Obligors, re-compute the ageing analysis and report any discrepancy to the Aegean Marine Petroleum S.A. figures. Verify that ageing is calculated on a "days past due date" basis.

2. Collection Account

a)	Determine what deposits other than Assigned Receivables collections flow through the Collection Accounts.

b)
Examine the most recent bank statements of the Collection Accounts and compare the same with the general ledger noting the materiality of any un-reconciled variances. Transactions un-reconciled for more than 60 days would require an action plan and a definitive completion date.

3. Receivable Write-Offs/Loss Recognition

Select the five largest write-offs in respect of all Account Obligor Accounts Receivable during the last three months. Inspect the documentation files for each, noting the reason for write-off, timing of write-off.

4. Internal Audit

Discuss with Management if there were any issues identified in its latest internal audit relating to the Accounts Receivable, credit underwriting, or Account Obligor funding operations. Report any material outstanding issues.

5. Other

Discuss with an officer of Aegean Marine Petroleum Network Inc. each of the Events of Default listed in the Program Documents and obtain verbal confirmation that no such event has occurred during or at the end of the most recent accounting period prior to your discussion and briefly describe any such events that have occurred and/or are continuing and the actions taken or proposed to be taken by Aegean Marine Petroleum Network Inc.

Exhibit C

Form of Receivables Report

Exhibit C to the
Servicing Agreement

Form of Receivables Report

ELIGIBLE OBLIGOR	INVOICE No.	INV/SHIP DATE	DUE DATE	CURRENCY	INVOICE AMT	BORROWING BASE(90% Amount)	CONTRIBUTION DATE

Exhibit D

Form of Remittance Report

Exhibit D to the Servicing Agreement

Form of Remittance Report

Eligible Obligor	Obligor Limits	Previously Assigned Receivables	Newly Assigned Receivables	Remitted Receivables	New Total	Limit Availability

	$-	$-	$-	$-	$-	$-

SCHEDULE 5.01(e)

Locations of Books and Records

c/o Aegean Marine Petroleum S.A.
42 Hatzikiriakou Street
185 38 Piraeus Greece

Execution Version

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 5.01(d) of the Receivables Assignment and Security Agreement, dated as of September 21, 2010 (the "Credit Agreement"), between Aegean Marine Petroleum S.A. (the "Borrower") and Deutsche Bank AG, New York Branch (the "Lender"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1. I am the duly elected, qualified and acting [INSERT TITLE OF RESPONSIBLE OFFICER] of the Borrower.

2. I have reviewed and am familiar with the contents of this certificate.

3. I have reviewed the terms of the Credit Agreement and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Annex 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge, as of the date of this certificate, of any Default or Event of Default [except as set forth below]. To the best of my knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements and has satisfied every condition contained in the Credit Agreement to be observed, performed or satisfied by it.

4. Attached hereto as Annex 1 are the computations showing compliance with the covenant set forth in Section 5.12 of the Credit Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, I execute this Certificate this 15th day of September, 2010.

AEGEAN MARINE PETROLEUM S.A. By: ____________________________ Title:

The information described herein is as of __________ ___, ____, and pertains to the period from  ___________ __, _____, to_________ ____, ____.

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ATTACHMENT TO EXHIBIT K

Annex 1

FINANCIAL STATEMENTS

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